UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          SCHEDULE 14C AMENDMENT NO. 3
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

           Check the appropriate box:

     X     Preliminary Information Statement

           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

     [ ]   Definitive Information Statement

           K2 Digital, Inc.
(Name of Registrant As Specified In Its Charter)

           Payment of Filing Fee (Check the appropriate box):

     [ ]   No fee required

      X    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)   Title of each class of securities to which transaction applies:
           COMMON STOCK

     (2)   Aggregate number of securities to which transaction applies:
           8,760,000

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): BASED UPON $0.035 PER SHARE WHICH IS THE AVERAGE OF THE BID AND ASKED PRICE AS OF JULY 15, 2003.

     (4)   Proposed maximum aggregate value of transaction: $262,800

     (5)   Total fee paid: $0

      X    Fee paid previously with preliminary materials.

      X Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: $268.24

           ---------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.: SCHEDULE 14C

           ---------------------------------------------------------------------

      (3)  Filing Party: REGISTRANT

           ---------------------------------------------------------------------

                                K2 DIGITAL, INC.
                        770 Lexington Avenue, Sixth Floor
                               New York, NY 10021
                                 (212) 935-6000

                                                                __________, 2003

         Dear Stockholders of K2 Digital, Inc.:

         I am writing to you today about K2 Digital, Inc.'s ("K2") proposed Merger with FutureXmedia, Inc., f/k/a First Step Distribution Network Inc. ("FX").

         In connection with the merger, K2 will issue to FX an aggregate of 8,760,000 shares of common stock of K2. Upon completion of the merger, we expect that the shareholders of FX will own approximately 90% of the outstanding common stock of K2. K2's common stock is traded on the NASDAQ Bulletin Board under the trading symbol "KTWO.OB" and closed at a price of $0.035 per share on July 15, 2003. The proposed reverse stock split and merger will have a dilutive effect upon the shareholders of K-2. Each current shareholder of K2 will own approximately .20 shares of K2 after the merger for each one share currently owned. See "The Merger" in the accompanying Information Statement.

         We cannot complete the merger unless the stockholders of K2 approve the 1-for-5.1 reverse split of shares, the merger and the issuance of K2 common stock to FX in connection with the merger. Stockholders owning 50.6% of the issued and outstanding shares of K-2's commons tock have indicated that they will vote in favor of these three items. These votes will be sufficient to approve the items and management is therefore not requesting or soliciting your vote. Approval of these matters is not assumed until the vote has been registered. If the matters are not approved, the Company will assess other options which may include a liquidation.

         THE BOARD OF DIRECTORS OF K2 HAS UNANIMOUSLY APPROVED THE FOLLOWING
PROPOSALS:

         1)   THE 1-FOR-5.1 REVERSE STOCK SPLIT,

         2)   THE MERGER WITH FX WHICH INCLUDES THE ELECTION OF NEW DIRECTORS,
              AND

         3) THE ISSUANCE OF K2 COMMON STOCK IN CONNECTION WITH THE MERGER. (EACH FX SHAREHOLDER WILL RECEIVE ONE SHARE OF K2 COMMON STOCK IN EXCHANGE FOR EACH SHARE OF FX STOCK THEY OWN.)

         All the Officers and Directors have indicated that they will vote their K2 shares in favor of the merger, and when coupled with other shareholders who have approved the merger, such shares constitute 50.6% of the shares issued and outstanding.

         The accompanying Information Statement provides detailed information about K2, FX, the combined business and the merger. Please give all of this information your careful attention.

         The Company intends to conduct a meeting to approve these matters at 10 A.M. on _____, 2003. While you are invited to the meeting, your presence is not required. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         At the meeting it is expected that those shareholders who have indicated to management that they will vote in favor of the merger will be asked to sign a written consent. Under the Delaware General Corporation Law, the execution of the consent by more than 50% of the issued and outstanding shares of the Company is sufficient to approve all three agenda items.

                                                        Sincerely,

                                                        /s/ Gary W. Brown
                                                        President


SUMMARY TERM SHEET........................................................................... (ii)

QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................................   1

THE COMPANIES................................................................................   3
         K2 Digital, Inc.....................................................................   3
         FutureXmedia, Inc...................................................................   5

THE REVERSE STOCK SPLIT......................................................................   6
         Certificate of Amendment............................................................   6
         Exchange Of Stock Certificates......................................................   7

THE MERGER...................................................................................   7
         Accounting Treatment of the Merger..................................................   7
         Regulatory Approvals................................................................   8

ISSUANCE OF K2 STOCK.........................................................................   8

STOCKHOLDER APPROVAL.........................................................................   8
         Dilution............................................................................   9
         Appraisal Rights....................................................................   9
         Tax Consequences....................................................................  11
         Reasons for the Reverse Stock Split.................................................  12
         Recommendations of K2's Board of Directors..........................................  12

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF K2 IN THE MERGER............................  12

MARKET FOR K2'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................................  13

DIRECTORS AND OFFICERS.......................................................................  13
         Background..........................................................................  13
         Director Compensation...............................................................  16
         Executive Compensation..............................................................  16
         Option Grants in Fiscal 2001........................................................  17
         Option Exercises and Year-End Option Value Table....................................  18
         Filing Requirements.................................................................  18

BENEFICIAL OWNERSHIP.........................................................................  18

CHANGE IN CONTROL OF K2......................................................................  20

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........  20
         Overview............................................................................  20
         Results of Operations - K2 Digital..................................................  21
         Results of Operations - FX..........................................................  22
         Continuing Operations, Liquidity and Capital Resources - K2.........................  23
         Liquidity and Capital Resources; Plan of Operation - FX.............................  24
         Factors Affecting Operating Results and Market Price of Stock.......................  25
         FutureXmedia, Inc. Financial Statements.............................................  28

WHERE YOU CAN FIND MORE INFORMATION..........................................................  48

ANNEXES......................................................................................  50
         Section 262 of the Delaware General Corporation Law.................................  51


                               SUMMARY TERM SHEET

         This summary highlights selected information from this Information Statement and Notice of Meeting (hereinafter referred to as the "Information Statement") and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including all annexes, and the documents to which we have referred you. See "Where You Can Find More Information" on page ___. This Information Statement is being furnished by the Board of Directors of K-2 Digital, Inc. and is first being sent to the stockholders of K-2 Digital, Inc. on _______________, 2003.

The Proposed Transaction (See Page ___)
------------------------

         In the merger, K-2 will acquire FX by means of a triangular merger (the "Merger") pursuant to which First Step Acquisition Corp. ("Merger Sub") will merge with and into FX.

What You Will Be Entitled to Receive in the Merger (See Page ___)
---------------------------------------------------

         FX's Shareholders will exchange their respective shares of common stock, no par value per share, of FX (the "FX Common Stock") for shares of K-2 Common Stock. Each share of FX's Common Stock will be converted into the right to receive approximately one share of K-2 Common Stock. The conversion ratio is after giving effect to the Reverse Stock Split. Pursuant to the merger Agreement, the aggregate number of shares of K-2 Common Stock issuable to FX's Shareholders by virtue of the Merger as of the date of the Merger Agreement will equal approximately ninety percent (90%) of the issued and outstanding K-2 Common Stock.

         After the effective date of the Merger, the Merger Sub will cease its separate legal existence and FX will continue as the surviving corporation.

         Upon consummation of the transactions contemplated by the Merger Agreement and the Reverse Stock Split, K-2's current stockholders will own an aggregate of approximately 977,000 shares of K-2 Common Stock or approximately 10% of the outstanding voting securities of K-2, and FX Shareholders will own an aggregate of approximately 8, 760,000 shares of K-2 Common Stock or approximately 90% of the outstanding voting securities of K-2. K-2 Common Stock does not have preemptive rights and there is no cumulative voting. Each share of K-2 Common Stock is entitled to one vote.

Background of the Merger (see page    )
------------------------

         In the fall of 2001, our board of directors formed a special committee to explore our strategic and other alternatives for enhancing shareholder value. Chaired by Gary Brown, the exploratory committee was comprised entirely of directors with no interest in a possible sale of the Company different than those of the unaffiliated stockholders generally and recommended that K-2 explore its strategic alternatives to enhance stockholder value, including a potential sale transaction.

         At the direction of the board of directors, Mr. Brown negotiated the terms of the merger with the assistance of outside financial and legal advisors. The merger agreement has been approved by the unanimous vote of all directors voting on the matter, a majority of whom have no interest in the completion of the merger different from the interests of our unaffiliated stockholders generally.

Interest of Our Directors and Executive Officers in the Merger (see page   )
---------------------------------------------------------------

         When considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to your interests as a K-2 stockholder, which may create potential conflicts of interest. These interests include

         o Each of our current directors will continue in their current positions with the Company following the merger, although it is expected that they will resign these positions shortly after the closing.

         o After the merger, the surviving corporation will continue indemnification arrangements and directors' and officers' liability insurance of our present and former directors and officers.

Recommendation of Our Board of Directors (see page   )
----------------------------------------

         Our board of directors, by a unanimous vote of all directors voting on the matter, has determined that the merger is fair and in the best interest of K-2's stockholders.

         Our board of directors considered several factors in making this determination. Due to the variety of factors considered, the board of directors did not assign relative weights to these factors or determine that any factor was of particular importance. The board reached its conclusion based upon the totality of the information presented and considered during its evaluation of the merger and the Company's alternatives.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders
-------------------------------------------------------------------------------
(see page )

         K-2 believes that the Reverse Stock Split will not constitute a taxable transaction for U.S. federal income tax purposes to holders of common stock and there will be no tax impact to such holders.

Appraisal Rights (see page   )
----------------

         Stockholders who do not approve of the merger may seek, under Delaware law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than, or the same as, the merger. In order to assert such rights:

         o You must make and deliver to K-2 a written demand for judicial appraisal in compliance with Delaware law before the vote on the merger agreement; and

         o You must hold your shares of record continuously from the time of making a written demand for appraisal until the effective time of the merger.

         Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law.

The Special Meeting (See page    )
-------------------

         The Special Meeting of Stockholders will be held on __________, 2003, at 10:00 AM Eastern Daylight Time, at the offices of K-2 Digital, Inc., 770 Lexington Avenue, Sixth Floor, new York, New York 10021. Stockholders of record as of __________, 2003 will be entitled to vote on all proposals to come before the meeting although such votes or proxies are not being solicited by management. Representatives of Rothstein, Kass & Company, P.C., K-2-s auditors are not expected to attend the meeting. Shareholders owning 50.6% of the issued and outstanding shares of K-2 common stock have advised management that they will vote in favor of the merger. No further action on the part of the Company's Shareholders is necessary to approve the merger.

The Merger Agreement (See page    )
--------------------

         As a condition to the Merger, K-2 is required to implement a 1 for 5.1 reverse split (the "Reverse Stock Split") of the common stock, par value $.01 per shares, of K-2 ("K-2 Common Stock"), thereby reducing its outstanding shares of K-2 Common Stock from 4,982,699 shares to approximately 977,000 shares. In the Reverse Stock Split, fractional shares will be rounded up to the nearest whole share. The Board of K-2 determined that the exchange ratio was reasonable in the circumstances, after taking into account the relative value of K-2 and FX over the next eighteen months. This analysis included a determination that K-2 had no business prospects and that FX's business plan, if executed, could bring significant shareholder value to K-2's stockholders. The implementation of the Reverse Stock Split is subject to the approval of the stockholders of K-2. The Board of Directors of K-2 has approved the Reverse Stock Split and shareholders of K-2 owning 50.6% of K-2's outstanding shares have indicated they will vote in favor of the reverse stock split and the Merger.

Information About the Participants (See page    )
----------------------------------

         K-2 Digital, Inc. ("K2") is a professional services company, which, until August 2001 when it sold substantially all of its assets, specialized in business consulting development and design related to digital communications. K2 provided comprehensive, integrated digital professional service, including strategic consulting, design and development of digital channels, online quantitive and usability research, and online marketing. K2 offered digital consulting and development services including strategic planning, systems design, creative design, implementation, and performance metrics and analysis.

         FutureXmedia, Inc., f/k/a First Step Distribution Network, Inc. ("FX"), successor to First Step Consulting, LLC, is a company which was recently formed to establish a residual original equipment manufacturer sales and marketing business within the software and hardware personal computer industry and, more recently, to bring new electronic gaming products to market through the use of innovative new technologies and channels. FX is a consumer Internet entertainment company that intends to aggregate rights to successful console and PC CD-Rom video games and to re-distribute them via the Internet on a subscription basis.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT WILL FX AND K2 SHAREHOLDERS RECEIVE IN THE MERGER?

A: If the merger is completed, FX's shareholders will receive a total of 8,760,000 shares of common stock of K2 representing an approximate 90% ownership of the merged company and K2's shareholders will own approximately 10% of the merged company.

Q:       WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger by the end of ___, 2003, but neither K2 nor FX can predict the exact timing of the closing.

Q:       WHO MUST APPROVE THE MERGER?

A: In addition to the approvals of the boards of directors of K2 and FX and FX's stockholders, which have already been obtained, K2's stockholders must approve the merger, the reverse stock split, and issuance of K2 common stock in connection with the merger. Stockholders owning 50.6 % of the outstanding K-2 common shares have already indicated that they will vote in favor of these items.

Q: WHAT VOTE OF K2 STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER AND THE ISSUANCE OF K2 COMMON STOCK IN THE MERGER?

A: The affirmative vote of the holders of at least a majority of the outstanding shares of K2 common stock. K2 has been informed that a majority of the shares outstanding intend to vote at the meeting in favor of the proposals and therefore NO PROXIES ARE BEING SOLICITED FORM ANY OTHER STOCKHOLDERS. Approval of the proposals does not require approval by a majority of disinterested stockholders.

Q:       DOES THE BOARD OF DIRECTORS OF K2 RECOMMEND APPROVAL OF THE PROPOSALS?

A:       Yes.

Q: HAVE THE DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES OF K-2 AGREED TO APPROVE THE MERGER?

A: Yes, those individuals, owning approximately 50.6 % of the outstanding shares of K-2 have indicated they intend to vote in favor of the merger.

Q:       WHAT DO I NEED TO DO NOW?

A: K2 urges you to carefully read this Information Statement, including its annexes; and to consider how the merger will affect you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information."

Q:       DO I HAVE ANY RIGHTS IF I DISAGREE WITH THE MERGER?

A: Yes. Although the Company is not seeking your vote in connection with the merger, you may have "appraisal rights". See the Section "Stockholder Approval Appraisal Rights" in this Information Statement for a description of these rights.

Q:       HOW WILL VOTES BE CAST?

A: It is expected that those shareholders who have indicated that they intend to vote in favor of the merger, will execute a consent at a special meeting to be held on ______, 2003. Any other shareholder wishing to vote at the meeting may do so, but such votes are not being requested nor are they required.

                                  THE COMPANIES

K2 DIGITAL, INC.

         K2 was founded in 1993 as a general partnership and initially operated a traditional graphic design business. In August 1994, K2 shifted its principal business to website design and creation. Thereafter, K2 incorporated as a Delaware corporation on January 1, 1996. After K2's initial public offering on July 26, 1996, K2 began to develop its business as a full-service digital professional services company. K2 has historically provided consulting and development services including analysis, planning, systems design, creation and implementation. In November 2000, K2 changed its name from K2 Design, Inc. to K2 Digital, Inc. As discussed below, K2 effectively ceased its operations in August 2001.

         K2's offices are located at 770 Lexington Avenue, Sixth Floor, New York, New York 10021 and its telephone number is (212) 935-6000.

Discontinued Operations; Disposition of Assets

         On May 15, 2001, K2 entered into a non-binding letter of intent with SGI Graphics LLC, a Delaware limited liability company ("SGI") pursuant to which SGI expressed its interest in purchasing shares of common stock of K2 that would have represented fifty-one percent (51%) of the issued and outstanding capital stock of K2 on a fully diluted basis. At the time of the execution of the letter of intent, K2 borrowed $250,000 from an affiliate of SGI, for working capital purposes; the borrowing was secured by a first priority security interest in all of the assets of K2. K2 and SGI were ultimately not able to agree on the definitive terms of the transaction and, in July 2001, K2 and SGI terminated negotiations and the letter of intent.

         On August 29, 2001, K2 sold certain of its fixed and intangible assets to Integrated Information Systems, Inc., a Delaware corporation ("IIS"), including certain of K2's customer contracts, furniture, fixtures, equipment and intellectual property, for an aggregate purchase price of $444,000, of which $419,000 was paid in cash and $25,000 of capital lease obligations were assumed by IIS.

         Under the terms of the purchase agreement governing the transaction (the "Purchase Agreement"), IIS assumed K2's office lease obligations, took up occupancy in K2's premises and made offers of employment to substantially all of the remaining employees of K2, which offers have been accepted.

         In addition to the purchase price and as consideration of K2's release of certain employees from the non-competition restrictions contained in their agreements with K2, K2 received from IIS at closing a recruitment and placement fee of $75,000. In addition, the Purchase Agreement provided for K2 to receive from IIS an additional placement fee of $7,500 per key employee and $2,500 per other employee that remained employed by IIS through December 31, 2001. This additional contingent placement fee was to be paid by IIS in cash in five monthly installments beginning August 31, 2001, pro rated monthly for the number of employees retained. As of December 31, 2001, $31,000 of these contingent fees had been paid to K2 and $36,500 due to K2 remained unpaid by IIS (which was fully reserved for at December 31, 2001). In October 2002, the Company received approximately $9,000 from IIS as a final payment pursuant to a June 2002 settlement agreement pertaining to the unpaid balance.

         Under the Purchase Agreement, K2 also received from IIS a cash fee of $50,000 in return for entering into certain non-competition provisions contained in the Purchase Agreement, which provide that K2 will not, for a period of five years from the closing of the Purchase Agreement, (i) engage in any business of substantially the same character as the business engaged in by K2 prior to the transaction, (ii) solicit for employment any employee of IIS (including former employees of K2), or (iii) solicit any client or customer of IIS (including any customer transferred to IIS under the Purchase Agreement) to do business with K2.

         Accordingly, the aggregate cash consideration delivered to K2 at closing was $544,000, of which approximately $258,000 was paid directly to an affiliate of SGI, K2's principal secured creditor, in order to release SGI's security interest in the assets of K2.

         Subsequent to the sale of assets to IIS, K2 effectively ceased operations and has been in the process of liquidating assets, collecting accounts receivable and paying creditors. K2 does not have any ongoing business operations or any remaining revenue sources beyond those few remaining receivables not purchased by IIS and not yet collected by K2. Accordingly, K2's remaining operations will be limited to either the sale of K2 or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2. The proceeds from the sale of assets may not be sufficient to repay substantially all remaining liabilities of K2. K2 has entered into negotiations with certain creditors to settle specific obligations for amounts less than reflected in K2's financial statements. If these negotiations are unsuccessful, there will not be sufficient cash to repay all of the obligations of K2.

FUTUREXMEDIA, INC.

         FutureXmedia, Inc., f/k/a First Step Distribution was formed to establish a residual original equipment manufacturer sales and marketing business within the software and hardware personal computer industry and commencing in 2002 effectively changed its business focus to bring new gaming products to market through the use of innovative new technologies and channels.

         FX is an Electronic Games Media company, which was formed on December 24, 2001 through the merger with First Step Consulting LLC. The principal business of FX is to bring new electronic game products to market through the use of innovative new technologies and channels. Examples include sales of subscription based electronic game services, sponsorship and hosting of regional, national, and international electronic game competitions, with multiple categories of participants, such as amateur status, collegiate status, professional status and Olympic status. FX is a consumer Internet entertainment company that aggregates rights to successful console and PC CD-Rom video games and re-distributes them via the Internet. FX's initial strategic focus is to create a lucrative secondary distribution "window" for hit titles licensed from Activision, EA Sports, THQ, Microsoft and other third party game developers/publishers. Just as the cable and motion picture industries are developing a video-on-demand infrastructure to deliver hit movies to home viewers, FX intends to provide a convenient and cost-effective online channel for gamers to enjoy previously published hit titles on a subscription or pay-per-view basis. Gamers will pay FX a $9.95 per month subscription fee to rent games, or, at their option a fee of approximately $19.95 to $29.95 to download and permanently own each title.

         Initial United States operations will focus on licensing and distributing on-line 3D games, licensed directly from companies such as Activision, EA Sports, Microsoft and other third party development vendors, as well as, transactional interface software(s) and hardware solutions tied to the personal computer original equipment manufacturer, personal computer peripheral, wireless handheld, DirectTV and Internet portal channel sales. Licensing discussions with Activision are already under way. FX intends to sell subscription based entertainment and develop interactive game environments that will offer the end user a great on-line or competitive

TV game experience, at a fraction of the retail price, while offering the subscriber a continuously updated selection of 3D games, software products, interactive educational programs and entertainment content. FX's securities never have been publicly traded and FX never has paid any dividends. FX's offices are located at 100 North Crescent Drive, Suite 111 Beverly Hills, CA 90210 and the telephone number is (310) 777-3177.

                             THE REVERSE STOCK SPLIT

         As a condition to the Merger, to be discussed below, K2 is required to implement a 1 for 5.1 reverse split of K2 Common Stock (the "Reverse Stock Split"), thereby reducing its outstanding shares of Common Stock from 4,982,699 shares to approximately 977,000 shares. In the Reverse Stock Split, fractional shares will be rounded up to the nearest whole share.

         Pursuant to the Reverse Stock Split, each holder of K2 Common Stock immediately prior to the effectiveness of the Reverse Stock Split will receive one share of new common stock, par value $.01 per share, for every 5.1 shares of common stock then held.

         No fractional shares of new common stock will be issued in connection with the Reverse Stock Split. Instead, in calculating the number of shares to which a holder is entitled, K2 will round up to the next whole number. Thus, holders of common stock who would otherwise be entitled to receive a fractional share of new common stock because they hold a number of shares of common stock not evenly divisible by three will receive a full share for such fractional share.

CERTIFICATE OF AMENDMENT

         The Reverse Stock Split will become effective only upon the filing of a certificate of amendment to the certificate of incorporation of K2 with the Delaware Secretary of State. If the Reverse Stock Split is approved by the K2 stockholders, the Board of Directors intends immediately to file the certificate of amendment with the Delaware Secretary of State. Upon the effectiveness of the proposed amendment, Article Fourth of K2's restated certificate of incorporation would include an additional paragraph reading substantially as follows:

         "(8) The Corporation hereby declares that each 5.1 of the outstanding shares of the Corporation's Common Stock, par value $.01 per share, as of the date of filing of this Certificate of Amendment to the Restated Certificate of Incorporation, be converted and reconstituted into one share of Common Stock, par value $.01 per share. No fractional shares shall be issued upon such conversion and reconstitution. Instead the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share."

         Upon effectiveness of the certificate of amendment, the Reverse Stock Split will occur without any further action on the part of stockholders. The Reverse Stock Split will occur without regard to the dates on which stock certificates are physically surrendered in exchange for certificates representing shares of new common stock that shareholders are entitled to receive as a consequence of the Reverse Stock Split.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the effectiveness of the Reverse Stock Split, transmittal letters will be mailed to each record holder of K2 Common Stock on the date of such effectiveness. The transmittal letters will be used in forwarding existing stock certificates for surrender and exchange for new certificates representing the number of shares of new common stock that stockholders are entitled to receive as a result of the Reverse Stock Split. The transmittal letters will be accompanied by instructions specifying other details of the exchange. Stockholders should not send in their certificates until they receive a transmittal letter.

         After the effectiveness of the Reverse Stock Split, each certificate representing shares of existing common stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of new common stock into which the shares evidenced by such certificate have been converted.

         With the exception of the number of issued and outstanding shares, the rights and preferences of our common stock prior and subsequent to the Reverse Stock Split will remain the same.

                                   THE MERGER
Background of the Merger
------------------------

         In August 2001, K-2 effectively ceased operations and commenced a process of liquidating assets, collecting accounts receivable and paying creditors. These activities were supervised by the Board of Directors and its Chairman Gary Brown.

         In the fall of 2001 Mr. Brown was approached by representatives of FX including Mr. Robert Millet and Mr. John McCracken to determine whether the Company would be interested in exploring a merger transaction. These discussions were conducted in person in Los Angeles and New York and on the telephone. The discussions culminated with the approval by K-2's Board of a merger in January 2002 and the preparation of a merger agreement by the Company's professional advisors. This Agreement was executed on January 15, 2002.

         Subsequently, K-2, through Mr. Brown, has continued to work with FX to develop a business plan for the post-merged entity and the parties have cooperated in planning for a smooth transition to new management.

         On January 15, 2002, K2 entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among FX, a California corporation and the shareholders of FX and First Step Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of K2 ("Merger Sub"). In anticipation of the merger, the K2 formed the Merger Sub. Under the terms of the Merger Agreement, K2 intends to acquire FX by means of a triangular merger ("the Merger"), pursuant to which the Merger Sub will merge with and into FX in a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986.

         After the effective date of the Merger, the Merger Sub will cease its separate legal existence and First Step will continue as the surviving corporation. For more detailed information see the Agreement and Plan of Merger which is incorporated by reference to K2's current report on Form 8-K, filed on January 17, 2002, and may be located at www.sec.gov/Archives/edgar/data/1009624/ 000095012302000445/0000950123-02-000445.txt.

         Upon consummation of the transactions contemplated by the Merger Agreement and the Reverse Stock Split, K2's current stockholders will own an aggregate of approximately 977,000 shares of common stock, par value $.01 per share of K2 (the "K2 Common Stock"), or approximately 10% of the outstanding voting securities of K2, and FX shareholders will own an aggregate of approximately 8,760,000 shares of K2 Common Stock or approximately 90% of the outstanding voting securities of K2.

ACCOUNTING TREATMENT OF THE MERGER

         In accordance with the recently issued Statement of Financial Accounting Standards No. 141, "Business Combinations," and Statement of Financial Accounting Standards No. 142,

"Goodwill and Other Intangible Assets," K2 will use the purchase method of accounting for a business combination to account for the Merger, as well as the new accounting and reporting regulations for goodwill and other intangibles. Under these methods of accounting, the assets and liabilities of FX business, including intangible assets, will be recorded at their respective fair values. All intangible assets will be amortized over their estimated useful lives with the exception of goodwill and any other intangibles with indefinite lives. The financial position, results of operations and cash flows of FX business will be included in K2's financial statements prospectively as of the completion of the Merger.

REGULATORY APPROVALS

         Other than filings with the Securities and Exchange Commission and state securities regulators, the filing of the certificate of amendment of the certificate of incorporation of K2 effecting the Reverse Stock Split and the filing of a certificate of merger with the California and Delaware Secretaries of State, K2 and FX are not aware of any regulatory approvals that are required to be obtained in connection with the merger.

                              ISSUANCE OF K2 STOCK

         In connection with the Merger, FX's shareholders will exchange their shares of common stock, no par value per share, of FX (the "FX Common Stock") for shares of K2 Common Stock. Each share of FX Common Stock will be converted into the right to receive one share of K2 Common Stock. The conversion ratio is after giving effect to the Reverse Stock Split. Pursuant to the Merger Agreement, the aggregate number of shares of K2 Common Stock issuable to FX shareholders by virtue of the Merger as of the date of the Merger Agreement will be 8,760,000 shares, equal to approximately ninety percent (90%) of the issued and outstanding K2 Common Stock.

         The exchange ratio for the merger was determined by the Board's of FX and K-2 to fairly represent the relative values of the companies, pre merger and post merger, including their business plans, financial resources and personal commitments. Since K-2 is essentially out of business, and FX has a history of losses, the determination necessarily involved subjective judgments and estimates, which may or may not prove to be accurate.

                              STOCKHOLDER APPROVAL

         K2 stockholder approval of the Merger, Reverse Stock Split and issuance of K2 Common Stock in connection with the Merger is required under Delaware law. The affirmative vote of the holders of at least a majority of the shares of K2 Common Stock is required to approve i) the Reverse Stock Split, ii) the Merger and iii) the issuance of K2 Common Stock in connection with the Merger. All the Officers and Directors have indicated that they will vote their K2 shares in favor of the merger, and when coupled with other shareholders who have approved the merger and indicated that they will vote in favor thereof, such shares constitute 50.6% of the shares issued and outstanding.

         Any K2 stockholder may abstain from voting on the proposals to approve
i) the Reverse Stock Split, ii) the Merger and iii) the issuance of K2 Common Stock in connection with the Merger. However, the required vote to approve these proposals is based on the number of shares voting at the Meeting of Stockholders rather than outstanding shares and therefore abstentions will have no effect on the outcome of the proposal. A separate vote is not required to approve the election of FX directors as this is included as part of the Merger. A vote in favor of the Merger will include approval of the election of new directors of the post-merged entity.

DILUTION

         The Reverse Stock Split will not alter any stockholder's percentage interest in K2's equity, except to the extent that the Reverse Stock Split results in any of K2's stockholders owning a fractional share. In lieu of issuing fractional shares, K2 will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of effecting the Reverse Stock Split a whole share of K2 Common Stock. Additionally a result of the Reverse Stock Split will be that the number of shares of K2 Common Stock outstanding will be reduced from 4,982,699 to 977,000 and K2's stated capital will be reduced by approximately $43,413 and its additional paid-in capital will be increased by the same amount.

         In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options entitling the holders thereof to purchase shares of K2 Common Stock will entitle such holders to receive, upon exercise of their options, approximately one-fifth of the number of shares of K2 Common Stock, which such holders may purchase upon exercise of their options. Also, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options will be increased approximately fivefold.

         The cumulative effect of the Merger and the Reverse Stock Split will result in dilution to existing stockholders. Prior to the Merger and the Reverse Stock Split such stockholders will hold 4,982,699 shares, representing 100% ownership of K2. Following the Merger and the Reverse Stock Split such shares will represent approximately 10% ownership of K2.

APPRAISAL RIGHTS

         In connection with the consummation of the Merger all stockholders of K2 Common Stock as of the effective time of the Merger will have certain rights under the Delaware General Corporation Law (the "DGCL") to dissent and demand appraisal of and to receive payment in cash of the fair value of their K2 Common Stock. This right relates to the merger proposal only, and not to any other matter being voted upon at the meeting. If the statutory procedures are complied with, such rights could lead to a judicial determination of the fair value required to be paid in cash to such dissenting stockholders for their K2 Common Stock. Any such judicial determination of the fair value of the K2 Common Stock could be based upon considerations other than or in addition to the market value of the K2 Common Stock, including asset values and the investment value of the K2 Common Stock. The value so determined could be more or less than the market value of the K2 Common Stock.

         The appraisal rights of dissenting stockholders of K2 are governed by
Section 262 of the DGCL. The following summary of the applicable provisions of
Section 262 of the DGCL is not
intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Section 262 which is set forth in Annex A.

         It is anticipated that the Merger will be authorized by a vote of stockholders holding at least 50.1%, but less than all of the issued and outstanding K2 Common Stock. This Information Statement is notice that a vote is being taken for which appraisal rights are provided. Stockholders of K2 Common Stock are entitled under the provisions of Section 262 of the DGCL, as an alternative to remaining a stockholder of K2, to a judicial determination of the fair value in cash of their K2 Common Stock. The following is a summary of the procedural steps that must be taken if the right of appraisal is to be validly exercised.

         Any stockholder of K2 Common Stock who did not vote in favor of the Merger or consent thereto in writing and wishes to exercise his appraisal rights with respect to the Merger must file with K2, prior to the date of the Meeting of Stockholders being noticed by this Information Statement, a written demand for appraisal of his K2 Common Stock which includes i) his name and address and
ii) a demand for appraisal of his K2 Common Stock. Failure to vote in favor of the Merger will not constitute the written notice required to be filed by a dissenting stockholder nor will such failure to vote constitute a waiver by such shareholder under the DGCL. A stockholder voting in favor of the Merger is not entitled to appraisal rights under Section 262 of the DGCL.

         A stockholder may not dissent as to less than all of his K2 Common Stock. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the K2 Common Stock held of record by such nominee or fiduciary. Furthermore if the K2 Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand for appraisal should be made in such capacity and if the K2 Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand for appraisal should be made by or for all owners of record. An authorized agent, including one of two joint owners may execute the demand for appraisal for a holder of record; however such agent must identify the record owner(s) and expressly state in such demand that the agent is acting as agent for the record owner(s) of the K2 Common Stock.

         A record holder, such as a broker, who holds K2 Common Stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the K2 Common Stock held for such beneficial owners. All demands for appraisal should be addressed to K2 at 770 Lexington Avenue, Sixth Floor, New York, New York 10021, Attention: Gary Brown.

         Within ten days of the effective date of the Merger, K2 will notify each stockholder who has provided a timely demand for appraisal, apprising such stockholder of the date the Merger was effective along with the amount of K2's offer for the stockholder's K2 Common Stock. If the stockholder chooses to accept K2's offer and delivers to K2 the certificate representing such K2 Common Stock within ten days of the offer, K2 will transmit payment in the amount of the offer to the stockholder within ten days of receipt of the stockholder's acceptance of the offer and such stock certificate.

         If the stockholder chooses not to accept K2's offer within ten days of the offer, the stockholder must institute a proceeding in the Delaware Court of Chancery to receive an appraisal of the K2 Common Stock. The parties to such appraisal proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and any experts employed by them. However, the costs of the appraisal proceeding may be determined by the court and apportioned among the parties, as the court deems equitable in the circumstances.

         Any stockholder who has timely demanded appraisal of his K2 Common Stock shall not have any rights as a stockholder of K2 after the effective date of the Merger. Any stockholder of K2 Common Stock contemplating the exercise of his appraisal rights is urged to review carefully the provisions of Section 262 of the DGCL, attached hereto as Annex A.

         Failure by any stockholder of K2 Common Stock to follow precisely all of the steps required by the DGCL to perfect appraisal rights will result in the loss of those rights. In view of the complexities of the foregoing provisions of the DGCL, stockholders who are considering pursuing their appraisal rights may wish to consult with legal counsel.

TAX CONSEQUENCES

         K2 believes that the Federal income tax consequences of the Reverse Stock Split to holders of K2 Common Stock will be as follows:

              (i) Except as explained in (v) below, no income, gain or loss will be recognized by a stockholder on the surrender of the current shares ("Old Shares") or receipt of the certificate representing new post-split shares ("New Shares").

              (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares that were held as capital assets.

              (iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

              (iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to K2.

              (v) The Federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

              (vi) The Reverse Stock Split should qualify as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986.

         K2's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he/she resides. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLIT

         The conversion of FX's Common Stock to K2 Common Stock as required by the Merger Agreement will result in an increase in the number of shares of K2 Common Stock outstanding as described above. The objective of the Reverse Stock Split is to adjust the capital structure of K2 to make the K2 Common Stock a more attractive trading and investing vehicle, which may be expected to increase the liquidity and broaden the marketability of the K2 Common Stock.

         Except for minor increases in the number of shares outstanding resulting from the round up provisions in favor of existing stockholders, the Reverse Stock Split by itself will not affect stockholders' proportionate equity interest in K2 or the rights of stockholders with respect to each share of K2 Common Stock as to voting, dividends and other matters. Since there is no consideration received by K2 in connection with the Reverse Stock Split, the overall capital of K2 will not change as a result of the Reverse Stock Split. The Reverse Stock Split will become effective upon the filing of a certificate of amendment to the certificate of incorporation of K2 with the Secretary of State of the State of Delaware, which will occur no earlier than June 2003, which is twenty days after the mailing of this Information Statement.

APPROVAL BY K2'S BOARD OF DIRECTORS

         AFTER CAREFUL CONSIDERATION, THE K2 BOARD OF DIRECTORS HAS DETERMINED THE ISSUANCE OF K2 COMMON STOCK IN CONNECTION WITH THE MERGER TO BE FAIR TO K2 STOCKHOLDERS AND IN THEIR BEST INTEREST AND DECLARED THE ISSUANCE ADVISABLE. K2'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REVERSE STOCK SPLIT, THE MERGER INCLUDING THE ISSUANCE OF K2 COMMON STOCK IN CONNECTION WITH THE MERGER.

        INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF K2 IN THE MERGER

         As of June 30, 2003, all K2 directors, executive officers and affiliates, beneficially owned in the aggregate approximately 45.5% of the outstanding shares of K2 common stock, representing 45.5% of the vote. All directors and executive officers of K2 have indicated their intention to vote all shares over which they exercise voting control in favor of the issuance of K2 Common Stock in connection with the Merger. Following completion of the Merger, such directors, executive officers and affiliates, will continue to own approximately 5% of the combined entities.

          MARKET FOR K2'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         K2's Common Stock was delisted from the Nasdaq SmallCap Market ("NASDAQ") effective August 15, 2001 and currently trades in the over-the-counter market under the symbol "KTWO.OB." Prior to its delisting, K2's Common Stock was traded on NASDAQ under the symbol "KTWO." The following table sets forth, for the periods indicated, the range of high and low price quotes of K2's common stock as reported by the over-the-counter bulletin board (for periods subsequent to the delisting) and NASDAQ (for periods prior to the delisting) from the quarter ended September 30, 2000 through March 31, 2003. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.


Fiscal Quarter Ended                        High                  Low
September 30, 2000                          10.50                 $5.13
June 30, 2000                               6.94                  $4.13
September 30, 2000                          6.75                  $3.06
December 31, 2000                           4.25                  $0.44
September 30, 2001                          1.06                  $0.28
June 30, 2001                               0.46                  $0.26
September 30, 2001                          0.29                  $0.02
December 31, 2001                           0.05                  $0.02
April 1, 2002                               0.07                  $0.03
July 1, 2002                                0.15                  $0.03
September 30, 2002                          0.05                  $0.03
December 31, 2002                           0.03                  $0.01
March 31, 2003                              0.035                 $0.01



         The approximate number of record holders of K2's common stock at December 31, 2002 was 26, not including beneficial owners whose shares are held by banks, brokers and other nominees. K2 never has paid any cash dividends.


Issuance of Shares in the Merger
--------------------------------

         K-2 will issue approximately 8,760,000 common shares in the merger. The holders of K-2 stock are not entitled to preemptive rights in connection with this issuance. The securities being issued, when coupled with the proposed 5.1 for 1 reverse stock split will have a dilutive effect upon the holders of K-2 shares. Following the merger, each such holder will own approximately one-tenth of the number of shares owned prior to the merger.

         The financial information contained in the Company's Annual Report on form 10-KSB for the fiscal year ended December 31, 2002, filed on April 15, 2003 is hereby incorporated hereby reference. A copy of such report is being delivered to the Company's stockholders with this Information Statements.

                             DIRECTORS AND OFFICERS

BACKGROUND

         Pursuant to the Merger Agreement, the present directors of K2 have tendered their resignation effective upon the consummation of the Merger and Messrs Millet and Klein must be elected as directors of K2. Dr. Steven N. Goldstein resigned as director, effective March 31, 2002. K2 does not have presently a nominating or compensation committee of the board of directors. Set forth below are brief descriptions of the current directors and officers of K2 as well as the director nominees.

     NAME                                  POSITION
--------------------------------------------------------------------------------
Gary W. Brown            Director, President, Secretary, Chief Financial Officer
                         and Chief Operating Officer
--------------------------------------------------------------------------------
Douglas E. Cleek         Director
--------------------------------------------------------------------------------
Matthew G. de Ganon      Director
--------------------------------------------------------------------------------
David R. Sklaver         Director
--------------------------------------------------------------------------------
Robert Millet            Nominee for Director
--------------------------------------------------------------------------------
Leslie Klein             Nominee for Director
--------------------------------------------------------------------------------

         GARY W. BROWN, age 50, has been a director of the Company since February 2000 and joined the Company in April 2000 as Executive Vice President and Chief Operating Officer. Since August 31, 2001, Mr. Brown has served as President, Secretary, Chief Financial Officer and Chief Operating Officer of the Company. Since November 14, 2001, Mr. Brown has served as Senior Vice President and Managing Director of the Risk Management Division of Canadian Imperial Bank of Commerce (CIBC World Markets). Prior to that, Mr. Brown was employed from July 1980 through June 1999 in various management roles with UBS AG, the successor organization to Union Bank of Switzerland, including the role of New York Branch Manager. There he served as Division Head for Structured Finance, one of UBS's six operating divisions in the Americas prior to the merger of UBS with Swiss Bank Corporation in 1998. Post-merger, Mr. Brown was designated Chief Credit Officer-Americas for UBS's investment banking division, Warburg, Dillon Read, where he was responsible for capital commitments of the firm. Mr. Brown held various business development and risk management positions throughout his 19-year career at UBS. He also served as President of the New York Chapter of Risk Management Association, the trade association for the financial services risk management industry, and as an ex-officio member of the RMA National Board. From 1991-1999, he has served on the Board of Directors of Sefar Americas, a subsidiary of Sefar AG, a manufacturer of Swiss synthetic fabrics. Prior to joining UBS in 1980, Mr. Brown was employed from June 1976 through June 1980 with The Chase Manhattan Bank, having served in various business development functions. Mr. Brown received a Bachelor of Science degree in Business Administration from Oral Roberts University in May 1976.

         DOUGLAS E. CLEEK, age 40, is a Partner and Creative Director of Magnitude 9.6, a digital services firm. Mr. Cleek, who co-founded the Company in 1993, has been a director of the Company since it was reorganized as a corporation in January 1995. From January 1995 until August 2001, Mr. Cleek served as the Company's Executive Vice President--Chief Creative Officer. From 1993 until 1995, Mr. Cleek was a general partner of the Company. For more than five years prior to that, Mr. Cleek was an art director/Designer for William Allen & Co. and its successor, A.J. Bart & Sons, specializing in graphic promotional materials for the hospitality industry.

         MATTHEW G. DE GANON, age 40, is Chief Marketing Officer and Executive Vice President of Corporate Development for Arcavista Corporation. Mr. de Gannon has been a director since he joined K2 in July 1995. Mr. de Ganon resigned from his position as an executive officer of K2 effective August 1, 2001. From that time until April 2002, Mr. de Ganon was employed by Integrated Information Systems, Inc., which purchased certain assets of K2 in August 2001. He was President of K2 from June 1996 to November 1998 and was also the Chief Operating Officer of K2 from July 1995 to November 1997. For the two years prior to joining K2, Mr. de Ganon operated a business that created CD-ROM products and offered consulting services regarding the use of electronic delivery to publishers of newsletters and directories. Mr. de Ganon is co-author of the essay, "Overcoming Future Shock on the Superhighway: Suggestions for Providers and Technocrats," published and presented in the 1994 National Online Conference Proceedings. From August 1992 to July 1993, Mr. de Ganon was the Vice President of New Media of Superior Computer Systems, Inc., a software developer. Mr. de Ganon's work focused on UNIX-based 4GL accounting software customization for corporate clients. From May 1991 to July 1992, Mr. de Ganon was involved in casting administration for the Motion Picture Group of Universal Studios, Inc. He was a franchised theatrical agent with the Stone Manners Agency in Los Angeles, California from August 1987 to May 1991. Mr. de Ganon has tendered his resignation as director of K2 effective upon the consummation on the Merger, as required by the Merger Agreement, and has waived his entitlement to any compensation in connection with his service as a director of K2 in 2002.

         DAVID R. SKLAVER, age 50, has been a director of K2 since 1999. Since October 2001, Mr. Sklaver has been President and Chief Executive Officer of UPOC, Inc., a marketing company. From June 1997 to October 2001, Mr. Sklaver was a General Partner and Chief Executive Officer of Artustry Partnership, a strategic and creative marketing company, of which he was a founder. Since October 1995, Mr. Sklaver has also served as President of Phase 2, Inc. From 1993 to 1995, Mr. Sklaver served as President of Wells Rich Greene DDB, an advertising agency handling Fortune 500 clients. Prior to being promoted to President, Mr. Sklaver served as Executive Vice President, Director of Client Services of Wells Rich Greene from 1989 to 1993. From 1986 to 1988, Mr. Sklaver was Executive Vice President, Account Group Head, at advertising agency BBD Needham, New York. From 1984 to 1985, Mr. Sklaver was Managing Director of DDB's Sydney office. From 1978 to 1984, he served in Account Management at DDB New York. Prior to 1978, Mr. Sklaver held positions at Foote, Cone & Belding Advertising and Standard Brands, both advertising agencies. Mr. Sklaver has tendered his resignation as director of K2 effective upon the consummation of the Merger, as required by the Merger Agreement, and has waived his entitlement to any compensation in connection with his service as a director of K2 in 2002.

         ROBERT MILLET, age 36, is Chief Operations Officer--USA Division, FutureXmedia, Inc. Mr. Millet has over ten years experience in Senior Marketing and Sales positions within the high technology and entertainment industries. Prior to joining FutureXmedia, Inc. Mr. Millet was a Sr. Vice President and Partner at Hanson & Schwam, a Beverly Hills public relations and marketing firm. Mr. Millet was instrumental in creating the initial public offering for his marketing client, Mainframe Entertainment; and a key force in launching Computer Television Network (CTVN). While at Hanson & Schwam, Mr. Millet managed the marketing and promotional strategies of several independent production companies, such as Kushner-Locke, Paragon, and Handmade Films. Mr. Millet was also instrumental in developing the Eco-Challenge television sports franchise with MTV, Discovery and USA Networks. Mr. Millet graduated from the University of California at Los Angeles with a Bachelor of Arts in Economics.

         LESLIE KLEIN, age 55, a director of FX, has for the past five years been a practicing attorney and principal of Les Klein & Associates, Inc., a law corporation based in Sherman Oaks, California. Mr. Klein is admitted to practice law in the State of California and is a licensed certified public accountant.

DIRECTOR COMPENSATION

         Directors who are K2 employees receive no additional compensation for their service as directors. Directors not so employed are entitled to receive $25,000 in compensation annually and are entitled to be reimbursed for expenses incurred in connection with meeting attendance. In addition, each of K2's non-employee directors is granted options to acquire 5,000 shares of K2 Common Stock upon their election or reelection to the Board.

EXECUTIVE COMPENSATION

         The following table sets forth, for the last three completed fiscal years of K2, the total annual compensation paid or accrued by K2 for services in all capacities for the Chief Executive Officer, and those other executive officers (the "Named Executives") who were serving in executive capacities at the end of fiscal 2001 and had aggregate compensation in excess of $100,000. Except for Mr. Brown, each of the named executives has resigned his or her position as an officer of the Company, effective August 2001

                                               Annual              Long Term
                                             Compensation        Compensation
                                             -----------------------------------
                                                           Restricted
                                                             Stock        Option
Name and Principal Position             Year   Salary ($)    Awards       Awards
--------------------------------------------------------------------------------

Gary W. Brown, President, Chief         2002        --           --           --
   Operating Officer, Secretary         2001   192,539(3)                100,000
   and Chief Financial Officer(2)       2000   151,442      100,000(4)   268,000

Matthew G. de Ganon, Chairman of        2002        --
   the Board(3)                         2001   164,231           --           --
                                        2000   228,392           --           --

Douglas E. Cleek, Executive Vice        2002        --           --           --
   President - Chief Creative           2001   115,837           --           --
   Officer(4)                           2000   182,423           --           --


Lynn Fantom, Chief Executive            2002        --           --           --
   Officer(4)                           2001   144,173           --      200,000
                                        2000   250,000           --           --

--------------------------------------------------------------------------------

(1) The value of perquisites and other personal benefits does not exceed 10% of the officer's salary. The Company effectively ceased operations in August 2001.

(2)  Joined K2 in April 2000 and remains as an officer and director.

(3)  Resigned as an Officer of the Company effective August 1, 2001.

(4)  Resigned as a Director of the Company effective November 6, 2001.

(5) Mr. Brown accepted compensation less than provided for in his employment agreement during 2001, and has received no salary compensation or benefits since December 31, 2001.

(6) 50,000 shares vested on April 14, 2001 and the remaining 50,000 shares vested on April 14, 2002. Based on the closing price of K2's common stock on April 14, 2000 of $5.00 per share, the fair market value of the restricted stock awards on the date of grant was $500,000.

         Mr. Brown signed an employment contract with K2 that expired on September 30, 2002. The employment contract provided for an annual salary of $225,000 and a discretionary annual bonus in the form of stock options up to a maximum of 100,000 shares of K2's Common Stock per year. Upon joining K2, Mr. Brown also received 100,000 shares of restricted stock and options to purchase up to 263,000 shares of K2's Common Stock, all of which had vested as of April 14, 2002. Pursuant to his employment contract, Mr. Brown is also subject to a non-compete restriction for twelve months after the termination of his employment.

OPTION GRANTS IN FISCAL 2001

         The following table sets forth individual grants of stock options made under K2's 1996 Stock Incentive Plan (the "1996 Plan") and the 1997 Stock Incentive Plan (the "1997 Plan") during the fiscal year ended December 31, 2001 for the Chief Executive Officer of K2 and each of the Named Executives.


                                                     Percent of Total
                          Number of Securities      Options Granted to
                           Underlying Options          Employees in             Base Price
      Name                     Granted                  Fiscal Year               ($/Sh)          Expiration Date
-----------------------------------------------------------------------------------------------------------------

Gary W. Brown                  100,000(2)                   33%                   $0.75           January 2, 2011

Lynn Fantom                   200,000(2)(3)                 67%                   $0.75           January 2, 2011

Matthew G. de Ganon                      --                  --                      --

Douglas E. Cleek                         --                  --                      --                        --

-----------------------------------------------------------------------------------------------------------------



(1) Calculated as a percentage of total options granted to all employees under both the 1996 Plan and the 1997 Plan.
(2) Such options were granted under the 1997 Plan.

(3) All unvested options granted to Ms. Fantom were cancelled upon her resignation from the Board of Directors effective November 6, 2001.

         No stock options were granted under the 1996 Plan and 300,000 stock options were granted under the 1997 Plan to all executive officers and directors as a group during the fiscal year ended December 31, 2001. Such options are exercisable at prices per share (reflecting the fair market value on the dates of grant) of $0.75 under the 1997 Plan. None of such options were exercised during fiscal 2002.

OPTION GRANTS IN FISCAL 2002

         No stock options were granted under the 1996 Plan or the 1997 Plan for the year-ended December 31, 2002.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

         The table set forth below shows the value of unexercised options under the 1996 Plan and the 1997 Plan held on December 31, 2002 by the Chief Executive Officer and each of the Named Executives.



                                                     Number of Securities             Value of Unexercised
                                                    Underlying Unexercised            In-the-Money Options
                        Shares                      Options at December 31,            held on December 31,
                       Acquired                               2001                            2001 ($)
                         on           Value       ---------------------------------------------------------------
Name                   Exercise      Realized     Exercisable     Unexercisable    Exercisable      Unexercisable
-----------------------------------------------------------------------------------------------------------------

Gary W. Brown             --            --          368,000            100,000            0                0

Lynn Fantom               --            --          400,000                 --           --               --

-----------------------------------------------------------------------------------------------------------------


(1) Based on the closing price of K2's Common Stock on December 31, 2002 the last day in fiscal 2002 on which the markets were open for business, which was $.025.
(2)  Represents grants made under the 1997 Plan.
(3) Represents 346,000 options granted under the 1997 Plan and 22,000 options granted under the 1996 Plan.

FILING REQUIREMENTS

         K2 believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2002.

                              BENEFICIAL OWNERSHIP

         The following table sets forth information, as of December 31, 2002, as to the beneficial ownership of K2 Common Stock (including shares which may be acquired within 60 days pursuant to stock options) of each director of K2, the Chief Executive Officer of K2, all directors and executive officers as a group and persons known by K2 to beneficially own more than 5% of K2's Common Stock. Except as set forth below, each of the listed persons has sole voting and investment power with respect to the K2 Common Stock beneficially owned by such persons. Except as otherwise indicated, the address of each person included in the table is care of K2, 770 Lexington Avenue, Sixth Floor, New York, New York 10021.

                               SHARES OF COMMON STOCK
   NAME OF OWNER                 BENEFICIALLY OWNED          PERCENT OF CLASS(1)
 -------------------------------------------------------------------------------

 Matthew G. de Ganon                  856,866(2)                     18.9

 Douglas E. Cleek                     424,281(2)                      8.7

 Gary W. Brown                      1,348,069(3)                     27.2

 David Sklaver                         15,000(4)                        *

 Lynn Fantom                          405,000(5)                      7.0

 -------------------------------------------------------------------------------
 All Directors and Executive
    Officers as a group             2,624,935(6)                     45.5
    (6 persons)

----------
 *Less than one percent.


(1) Does not give effect to: (i) shares held in treasury and (ii) options held by persons other than the persons named above.

(2) Messrs. de Ganon and Cleek resigned from their positions as officers of K2 effective August 1, 2001. Pursuant to a 10-year voting agreement entered into by Messrs. de Ganon, Cleek, David Centner (a former Chief Operating Officer and Director of K2) and Bradley Szollose (a former Secretary and Director of K2), effective July 26, 1996 (the "Voting Agreement"), the voting control over 498,158 shares held by Messrs. Cleek, Centner and Szollose and 6,250 shares underlying presently exercisable stock options held by Mr. Cleek are vested in Mr. de Ganon. Such shares subject to the Voting Agreement must be voted in favor of the election of Mr. de Ganon. In addition, the Voting Agreement grants each party thereto a right of first refusal as to the sale of the others' K2 Common Stock. Messrs. de Ganon, Cleek, Centner and Szollose each disclaim beneficial ownership of those shares with respect to which they are not record owners.


(3) Includes: (i) 136,500 shares underlying presently exercisable stock options;
    (ii) 131,500 shares underlying options which vested on April 14, 2002, 50,000 shares underlying options which vested on January 2, 2002 and 50,000 shares underlying unvested stock options which will vest on January 2, 2003; and (iii) 50,000 shares of restricted common stock which vested on April 14, 2002. Mr. Brown disclaims beneficial ownership of all shares underlying unexercised and/or unvested options.

(4) Includes 15,000 shares underlying presently exercisable stock options.

(5) Includes 368,000 shares underlying presently exercisable stock options: (i) 136,500 shares underlying options which vested on April 14, 2001, (ii) 131,500 shares underlying options which vested on April 14, 2002, 50,000 shares underlying options which vested on January 2, 2002 and 50,000 shares underlying unvested stock options which vested on January 2, 2003: (iii) 50,000 shares of restricted common stock which vested on April 14, 2001 and
    (iv) 50,000 shares of restricted common stock which vested on April 14, 2002. Ms. Fantom disclaims beneficial ownership of all shares underlying unexercised and/or unvested options.

(6) Includes 733,000 shares underlying presently exercisable stock options and 50,000 shares underlying unvested stock options. Note that 424,281 of the 2,624,935 shares are subject to the Voting Agreement described above and are therefore listed as beneficially owned by both Mr. de Ganon and Mr. Cleek. These shares are counted only once for purposes of the aggregate number of shares of Common Stock beneficially owned by all directors and executive officers as a group and Messrs de Ganon and Cleek each disclaim beneficial ownership of those shares with respect to which they are not beneficial owners.

                             CHANGE IN CONTROL OF K2

         K2 has entered into the Merger Agreement with FX, a California corporation, providing for the merger of FX with and into Merger Sub on the terms and conditions contained in the Merger Agreement. Upon consummation of the Merger, the shareholders of FX will own approximately 90% of the outstanding shares of K2 Common Stock. After the consummation of the Merger, Matthew G. de Ganon will no longer own a controlling interest in K2.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following presentation of management's discussion and analysis of financial condition and results of operations should be read in conjunction with the combined consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this Information Statement. This section and other parts of this Information Statement contain forward-looking statements that involve risks and uncertainties. The actual results may differ significantly from the results discussed in the forward-looking statements.

OVERVIEW

         Founded in 1993, K2 operated as a digital professional services company that, until August 2001, has historically provided consulting and development services, including analysis, planning, systems design, creative and implementation. In August 2001, K2 effectively ceased operations as described below.

         FX, successor to First Step Consulting, LLC ("FSC"), was incorporated as Inficom, Inc. on July 25, 2001. On December 24, 2001, the board of directors of Inficom, Inc. approved the merger of FSC into Inficom and changed FX's name to First Step Distribution Network, Inc. FSC was established on June 1, 2000 and ceased its existence on December 26, 2001.

         On December 26, 2001, FSC contributed its net assets to FX in exchange for 900,000 shares of common stock in FX (a conversion rate of 9,000 shares of FX for each one percent membership interest in FSC).

         FX was initially formed to establish a residual original equipment manufacturer sales and marketing business within the software and hardware personal computer industry and commencing in 2002 effectively changed its business focus to bring new gaming products to market through the use of innovative new technologies and channels.

RESULTS OF OPERATIONS - K2 DIGITAL

Sale of Assets and Discontinued Operations

         On August 29, 2001, the Company sold certain fixed and intangible assets of the Company to IIS, including certain of the Company's customer contracts, furniture, fixtures, equipment and intellectual property, for an aggregate purchase price of $444,000, of which $419,000 was paid in cash and $25,000 of capital lease obligations were assumed by IIS. IIS also assumed certain deferred revenues and customer deposits. The Company recognized an approximate $218,000 gain on the transaction.

         Under the terms of the Purchase Agreement, IIS assumed the Company's office lease obligations, took up occupancy in the Company's premises and made offers of employment to substantially all of the remaining employees of the Company, which offers have been accepted.

         In addition to the purchase price and as consideration of the Company's release of certain employees from the non-competition restrictions contained in their agreements with the Company, the Company received from IIS at closing a recruitment and placement fee of $75,000. In addition, the Purchase Agreement provided for the Company to receive from IIS an additional placement fee of $7,500 per key employee and $2,500 per other employee that remained employed by IIS through December 31, 2001. This additional contingent placement fee was to be paid by IIS in cash in five monthly installments beginning August 31, 2001, pro rated monthly for the number of employees retained. As of December 31, 2001, $31,000 of these contingent fees had been paid to the Company and $36,500 due to the Company remains unpaid by IIS (which was fully reserved for at December 31, 2001). In October 2002, the Company received approximately $9,000 from IIS as a final payment pursuant to a June 2002 settlement agreement pertaining to the unpaid balance.

         Under the Purchase Agreement, the Company also received from IIS a cash fee of $50,000 in return for entering into certain noncompetition provisions contained in the Purchase Agreement, which provide that the Company will not, for a period of five years, (i) engage in any business of substantially the same character as the business engaged in by the Company prior to the transaction,
(ii) solicit for employment any employee of IIS (including former employees of the Company), or (iii) solicit any client or customer of IIS (including any customer transferred to IIS under the Purchase Agreement) to do business with the Company.

         Accordingly, the aggregate cash consideration delivered to the Company at closing was $544,000, of which approximately $258,000 was paid directly to K2 Holdings LLC, an affiliate of SGI, the Company's principal secured creditor, in order to release SGI's security interest in the assets of the Company.

         Subsequent to the sale of assets to IIS, the Company effectively ceased operations and has been in the process of liquidating assets, collecting accounts receivable and paying creditors. The Company does not have any ongoing business operations or any remaining revenue sources. Accordingly, the Company's remaining operations will be limited to either the sale of the Company or the winding up of the Company's remaining business and operations, subject, in either case, to the approval of the stockholders of the Company. The proceeds from the sale of assets, together with assets not sold to IIS may not be sufficient to repay substantially all remaining liabilities of the Company. The Company has entered into negotiations with certain creditors to settle specific obligations for amounts less than reflected in the financial statements reported herein. If these negotiations are unsuccessful, there will not be sufficient cash to repay all of the obligations of the Company.

Revenues

         Revenues were recognized on a percentage-of-completion basis. Provisions for any estimated losses on incomplete projects were made in the period in which such losses were determinable. A portion of the Company's revenues were generated on a fixed fee or cap fee basis, as well as on an hourly bill rate basis. Fiscal 2001 revenue of approximately $2 Million was realized during the first seven months of 2001 prior to the sale of assets to IIS and termination of the Company's operations effective August 2001.

RESULTS OF OPERATIONS - FX

         FX was recently formed and has had limited operations to date. A detailed comparison of the operating results for the years ended December 31, 2002 and 2001 and the three months ended March 31, 2003 and 2002 would not be meaningful.

         FX has incurred operating losses aggregating approximately $1.1 million since inception and, as of March 31, 2003, had a working capital deficiency of approximately $338,000, no cash and a stockholders' deficiency of approximately $293,000. These factors, among others, indicate that there is substantial doubt about FX's ability to continue operations as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classifications of assets and liabilities which could result should FX be unable to continue as a going concern.

         Operating expenses were approximately $761,000 for the year ended December 31, 2002, compared to approximately 332,000 for the prior year, an increase of approximately $429,000. The increase is principally for professional services and non-cash compensation. Operating expenses were approximately $20,000 for the three months ended March 31, 2003, compared to approximately $161,000 for the three months ended March 31, 2002, a decrease of approximately $141,000. The significant decrease is directly attributable to FX's diminishing financial resources.

         Net loss for the year ended December 31, 2002 was approximately $995,000 compared to approximately $109,000 for the prior year. The increased loss was the result of the increased expenses discussed above and no revenues in 2002. Net loss for the three months ended March 31, 2003 was approximately $27,000 compared to approximately $192,000 for the three months ended March 31, 2002. As referenced in the preceding paragraph, this significant decrease is directly attributable to FX's diminishing financial resources.

CONTINUING OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES - K2

         Subsequent to the sale of assets to IIS, K2 effectively ceased operations and has been in the process of liquidating assets, collecting accounts receivable and paying creditors. K2 does not have any ongoing business operations or revenue sources beyond those assets not purchased by IIS. Accordingly, K2's remaining operations will be limited to either the sale of K2 or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2. The proceeds from the sale of assets, together with assets not sold to IIS may not be sufficient to repay substantially all of the liabilities of K2. K2 has entered into negotiations with certain creditors to settle specific obligations for amounts less than reflected in the financial statements reported herein. If these negotiations are unsuccessful, there will not be sufficient cash to repay all of the obligations of K2.

         The Board of Directors of K2 has determined that, subject to stockholder approval, the best course of action for K2 is to complete a business combination with a third party with an existing business. On January 15, 2002, K2 entered into the Merger Agreement described above. Under the terms of the Merger Agreement, K2 intends to acquire FX by means of a triangular merger, pursuant to which a subsidiary of K2 will merge with and into FX in a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986.

         As a condition to the Merger, K2 is required to implement the Reverse Stock Split described above. The implementation of the Reverse Stock Split is subject to the approval of the stockholders of K2. The Board of Directors of K2 has approved the Reverse Stock Split and is submitting the Reverse Stock Split to the stockholders of K2 for your approval.

         In the event that the transactions contemplated by the Merger Agreement are not consummated for any reason, K2's remaining assets will not be sufficient to meet its ongoing liabilities and K2's remaining operations will be wound up subject to the approval of the stockholders of K2. The anticipated closing date for the Merger has been postponed due to delays in FX's ability to secure the financing for the transaction that is required pursuant to the terms and conditions of the Merger Agreement, as well as delays in the preparation and finalization of the requisite financial and other information about FX that is included in this Information Statement. K2 has been informed by representatives of FX that FX has succeeded in securing the necessary financing and financial statements and that FX expects to be able to consummate the Merger, subject to your approval.

         K2's December 31, 2002 financial statements contain an opinion disclosing that those statements have been prepared on a going concern basis, and that the ability of K2 to continue as a going concern is dependent on various factors, including the ability to raise additional debt or equity financing.

         K2 expects to keep its expenses at a minimum after the Merger until it commences significant income producing operations. K2's expenses after the Merger will consist primarily of salaries, occupancy costs, corporate expenses associated with its SEC and related reporting requirements and similar expenses.

         K2 does not presently have the funds necessary to meet its expected ongoing expenses. K2 intends to obtain additional funds from borrowings, the sale of K2 Common Stock, the sale of its equipment or other sources until it earns operating revenues. There is no assurance that this transaction or an alternative plan will be realized.

LIQUIDITY AND CAPITAL RESOURCES; PLAN OF OPERATION - FX

         FX's working capital has been provided from shareholder loans, equity placements and operations. During three months ended March 31, 2003 and the years ended December 31, 2002 and 2001, FX has raised approximately $55,000, $621,000 and $215,000 respectively. The principal shareholders of FX have continued to provide funds to operate FX and have verbally agreed to continue to fund FX until operations turn profitable.

         As a result of the transactions contemplated in the Merger Agreement, FX will require additional cash for operations. Neither FX nor K2 presently has any material commitment for the purchase of equipment or other fixed assets. FX currently does not expect to hire a significant number of employees (other than as described above) or acquire or sell plant or equipment during the next 12 months.

         FX entered into an agreement (the "April Agreement") in April 2002 with Digital.Com, Inc. and certain controlling shareholders of Digital.Com, Inc. pursuant to which these entities agreed to provide FX with a $350,000 bridge loan and, following the merger between FX and K-2, merge Digital.Com, Inc. with and into the surviving entity. Effective July 1, 2002 the April Agreement was terminated. Subsequently, effective November 11, 2002 the parties who had made the bridge loan to FX agreed to convert the outstanding principal amount of the loan into 6,600,000 shares of FX's common stock. The transaction was approved by all of the shareholders of FX.

         Following completion of the merger, certain of these shareholders have orally agreed to continue to advance operating funds to FX to fund operations until FX achieves positive cash flow. While these commitments are not binding on the parties, FX believes because of their demonstrated high level of interest in the success of the merged entity, their past investment of operating capital and tactical and structural support, among other things, that such commitments will be fulfilled.

FACTORS AFFECTING OPERATING RESULTS AND MARKET PRICE OF STOCK

K2 has effectively discontinued its operations

         In August 2001, K2 sold certain fixed and intangible assets essential to its business operations and entered into a purchase agreement containing provisions restricting K2's ability to continue to engage in the business engaged in by K2 prior to the transaction. Accordingly, K2's remaining operations have been limited to liquidating assets, collecting accounts receivable, paying creditors, and negotiating and structuring the transactions contemplated by the Merger Agreement or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2.

K2's stock has been delisted from the Nasdaq SmallCap Market

         K2's common stock was delisted from the Nasdaq SmallCap Market effective August 15, 2001 and currently trades in the over-the-counter market. On March 13, 2001, the Staff of the Nasdaq Stock Market notified K2that it had failed to demonstrate a closing bid price of at least $1.00 per share for 30 consecutive trading days and was in violation of Nasdaq Marketplace Rule 4310(c)(4). In accordance with applicable Nasdaq Marketplace rules, K2 was provided a 90-day grace period, through June 11, 2001, during which to regain compliance. On June 20, 2001, K2 requested a hearing, which effectively stayed the delisting. However, after submission of materials in support of K2's position to the Panel, the Panel decided to delist K2's Common Stock from the Nasdaq SmallCap Market as of the open of business on August 15, 2001. The delisting of K2's common stock from the Nasdaq SmallCap Market is likely to materially and adversely decrease the already limited liquidity and market price of the common stock, and may increase both volatility and the "spread" between bid and asked prices of the common stock.

Lack Of Liquidity

         EACH OF K2 AND FX CONTINUES TO EXPERIENCE SEVERE CASH FLOW PROBLEMS RESULTING FROM THE DISCONTINUANCE OF K2'S BUSINESS AND LACK OF SIGNIFICANT REVENUES FOR FX. FURTHER, K2'S INDEPENDENT AUDITORS HAVE INCLUDED A PARAGRAPH IN THEIR OPINION WHICH INDICATES THAT, BASED ON RECENT OPERATING LOSSES, ALONG WITH EXISTING WORKING CAPITAL AND ACCUMULATED DEFICITS, THERE IS SUBSTANTIAL DOUBT ABOUT K2'S ABILITY TO CONTINUE AS A GOING CONCERN.

Each of K2 and FX has a history of losses and may experience future losses.

         K2 has incurred net losses of approximately $0.1 million and $5.1 million for the years ended December, 2002 and 2001, respectively. As of August 2001, K2 effectively ceased operations. FX has incurred net losses of approximately $1.0 million and $0.1 million for the years ended December 31, 2002 and 2001. Additionally, for the three months ended March 31, 2003, K-2 and FX incurred losses of approximately $23,000 and $27,000, respectively. These losses are primarily attributable to sales levels insufficient to meet the costs associated with the development and marketing of new products and discontinuance of operations. There can be no assurance that the combined company will generate sufficient revenues to meet expenses or to operate profitably in the future. These losses present a significant risk to stockholders. If we cannot achieve profitability or positive cash flows from operating activities, we may be unable to meet our working capital and other payment obligations, which would have a material adverse effect on our business, financial condition and results of operation and the price of K2 Common Stock. In addition, if we cannot achieve sustained profitability we will be forced to sell all or part of our business, liquidate or seek to reorganize.

FX is engaged in a highly competitive business.

         The market for electronic games is extremely competitive. In most of the markets in which we will compete our competitors are more established, benefit from greater market recognition and have greater financial, technological, production and marketing resources than we do. Competition could become even more intense if new companies enter the market or if our existing competitors expand their product lines. We intend to compete on the basis of product features and capabilities, performance and price. An increase in competition could have an adverse effect on our operating results, both in terms of lost market share and revenues and required investments in research and development and sales and marketing in order to remain competitive. There can be no assurance that we will be able to make technological advances or that we will have sufficient resources to fund the necessary research and development, marketing and sales efforts that will enable us to profitably compete in our markets.

The combined entity will need to seek additional capital to fulfill our business plan.

         As of the date of this Information Statement, FX and K2 combined have limited current assets and a significant working capital deficiency. FX is in various stages of negotiation with several large potential customers as well as internal and external potential sources of financing. Neither K2 nor FX can offer any assurance as to the outcome of these negotiations.

K2 outstanding shares may be diluted.

         The combined effect of the Merger and Reverse Stock Split will result in dilution to each K2 stockholder's percentage ownership interest in K2 and could adversely affect the market price of the K2 Common Stock following the Merger.

         On March 31, 2003, there were outstanding a total of 4,982,699 shares of K2 Common Stock, which after giving effect to the Reverse Stock Split, will be reduced to 977,000 shares. There would be issuable approximately 8,760,000 additional shares of K2 Common Stock in the Merger to FX shareholders. The sale or availability for sale of a significant number of shares of K2 Common Stock in the public market could adversely affect the market price of the K2 Common Stock. The availability to K2 of additional equity financing, and the terms of any such financing, may also be adversely affected by the foregoing. K2 currently has 25,000,000 authorized shares of K2 Common Stock and 1,000,000 shares of preferred stock, none issued and outstanding.

Insiders own a substantial number of our shares and could limit your ability to influence the outcome of key transactions, including a change of control

         As of March 31, 2003, our executive officers, directors and entities affiliated with them beneficially owned, in the aggregate, approximately 46.4% of our outstanding K2 Common Stock. These stockholders, if acting together, would be able to influence significantly all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions.

Other factors and events of September 11, 2001

         K2 and FX further caution that the factors referred to above and those referred to as part of particular forward looking statements may not be exhaustive, and that new risk factors emerge from time to time. Further, the independent auditors of K2 and FX have included a paragraph in their opinions which indicates that, based on recent operating losses, along with existing working capital and accumulated deficits, there is substantial doubt about the ability to continue as a going concern. Neither K2 nor FX undertakes to update any forward looking statements it may make or has made on its behalf to reflect changes in its expectations or assumptions or the risks and uncertainties referred to. The events of September 11, 2001 resulted in delayed buying decisions and changes to capital spending plans of many of our potential customers. We hope that this phenomenon is short-term and most of the business affected was not necessarily lost but deferred. Coupled with the general economic slow-down, there can be no assurance of this, however.

                              FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF K2 DIGITAL, INC. AND FUTUREXMEDIA, INC.

         On January 15, 2002, K2 entered into an Agreement and Plan of Merger with FX whereby FX will merge with and into First Step Acquisition Corp., a wholly-owned subsidiary of K2, with FX being the surviving corporation and existing as a wholly-owned subsidiary of K2. Under the terms of the merger agreement, the outstanding common shares of FX will be converted into common shares of K2 under an exchange ratio that will result in the former shareholders of FX holding approximately 89% or 8,760,000 of the outstanding shares of K2 immediately after the effective time of the merger.

         As the former shareholders of FX will control K2 after the transaction, the proposed merger will be accounted for as a reverse acquisition under which, for accounting purposes, FX is deemed to be the acquirer and K2 is deemed to be the acquired entity. Under these accounting principles, the post-merger company financial statements will represent FX on a historical basis consolidated with the results of operations of K2 from the effective date of the merger. Since the merger is expected to be accounted for as a reverse acquisition with a shell company, no goodwill is expected to be recorded.

         The accompanying unaudited pro forma combined condensed balance sheet as of March 31, 2003 gives effect to the merger as if it occurred on March 31, 2003. The accompanying unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2003 gives effect to the merger as if it had occurred on January 1, 2003. The accompanying unaudited pro forma combined condensed statements of operations for the year ended December 31, 2002 gives effect to the merger as if it had occurred on January 1, 2002.

         The unaudited pro forma combined condensed balance sheet as of March 31, 2003 was prepared based upon the unaudited historical balance sheets of K2 and FX. The unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2003 was prepared based upon the unaudited historical statements of operations of K2 and FX. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2002 was prepared based upon the audited historical statements of operations of K2 and FX.

         The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of K2 and FX. Certain amounts in the FX financial statements have been reclassified to conform to the K2 presentation.

         The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the above-described merger transactions of K2 and FX occurred. All information contained herein should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in K2's annual report filed on Form 10-KSB for the year ended December 31, 2002 which has been incorporated by reference.

                                 K2 DIGITAL, INC
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2003

                                                               HISTORICAL
                                                                                                      PRO FORMA
                                                      FUTUREXMEDIA,   K2 DIGITAL,     PRO FORMA       COMBINED
                                                        INC. (F)          INC.       ADJUSTMENTS      COMPANY
                                                     --------------  ------------  ---------------  ------------

CURRENT ASSETS:
  Cash                                                $        --    $    5,537                     $    5,537
  Interest receivable - stockholder
  Deferred costs                                          125,235                     (125,235)d
  Investment in available-for-sale securities                            34,100                         34,100
                                                     --------------  ------------                   ------------
    Total current assets                                  125,235        39,637                         39,637

PROPERTY AND EQUIPMENT, net                                18,510                                       18,510

OTHER ASSETS, investments                                  26,500                                       26,500
                                                     --------------  ------------                   ------------
                                                      $   170,245    $   39,637                     $   84,647
                                                     ==============  ============                   ============

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                   126,855       239,003                        365,858
  Payroll taxes payable                                    16,308                                       16,308
  Notes payable and other advances                        320,126                                      320,126
                                                     --------------  ------------                   ------------
    Total current liabilities                             463,289       239,003                        702,292
                                                     --------------  ------------                   ------------

COMMITMENTS  AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Preferred Stock, $0.01 par value,
    1,000,000 shares authorized;
    no shares issued or outstanding
  Common Stock:
    K2 Digital, Inc. -  $0.01 par value
       25,000,000 shares authorized                                      54,001        (43,413)a        98,188
       5,400,116 shares issued and 4,982,699
       shares outstanding (historical);
       1,058,847 shares issued and 977,000
       shares outstanding (post reverse                                                 87,600 b
       stock split); 9,818,847 shares issued
       and 9,737,000 shares outstanding
       (post merger)
    FutureXmedia, Inc. -  no par value, 25,000,000
       shares authorized                                  707,700                     (707,700)b
       8,760,000 shares issued and outstanding
       (historical)
  Treasury stock, 417,417 shares (historical);
       81,847 shares                                                   (819,296)                      (819,296)
       (post reverse stock split and merger), at
       cost
  Additional paid-in capital                              136,316     8,317,910         43,413 a     1,258,723
                                                                                    (7,760,781)c
                                                                                       620,100 b
                                                                                      (125,235)d
                                                                                        27,000 g
  Accumulated other comprehensive income                                  8,800                          8,800
  Accumulated deficit                                  (1,137,060)   (7,760,781)     7,760,781 c    (1,164,060)
                                                                                       (27,000)g
                                                     --------------  ------------                   ------------
    Total stockholders' deficit                          (293,044)     (199,366)                      (617,645)
                                                     --------------  ------------                   ------------
                                                      $   170,245    $   39,637                     $   84,647
                                                     ==============  ============                   ============

                 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS.

                                K2 DIGITAL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2003

                                                            HISTORICAL

                                                                                                                  PRO FORMA
                                                 FUTUREXMEDIA,        K2 DIGITAL,           PRO FORMA            COMBINED
                                                   INC. (F)               INC.             ADJUSTMENTS           COMPANY
                                                --------------       -------------        -------------        -------------

REVENUES                                        $           --       $          --        $         --         $          --
                                                --------------       -------------        -------------        -------------

GENERAL AND ADMINISTRATIVE EXPENSES                     20,341              23,071                                    43,412
                                                --------------       -------------        -------------        -------------
LOSS FROM OPERATIONS                                   (20,341)            (23,071)                                  (43,412)

OTHER INCOME (EXPENSE), net                             (6,307)                                (27,000) g            (33,307)
                                                --------------       -------------        -------------        -------------
LOSS FROM CONTINUING OPERATIONS                 $      (26,648)      $     (23,071)       $    (27,000)        $     (76,719)
                                                ==============       =============        =============        =============

LOSS FROM CONTINUING OPERATIONS
 PER COMMON SHARE, basic and diluted            $           --       $          --                             $       (0.01)
                                                ==============       =============                             =============

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                           8,760,000           4,982,699                                 9,737,000e
                                                ==============       =============                             =============



                 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS.

                                K2 DIGITAL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002

                                                                   HISTORICAL



                                                                                                                    PRO FORMA
                                                       FUTUREXMEDIA,                             PRO FORMA           COMBINED
                                                          INC. (f)        K2 DIGITAL, INC.      ADJUSTMENTS           COMPANY
                                                        -----------         -----------         -----------         -----------

REVENUES                                                $        --         $        --         $        --         $        --
                                                        -----------         -----------         -----------         -----------

GENERAL AND ADMINISTRATIVE EXPENSES                         761,324              83,544                                 844,868
                                                        -----------         -----------         -----------         -----------

LOSS FROM OPERATIONS                                       (761,324)            (83,544)                               (844,868)

OTHER INCOME (EXPENSE), net                                (233,213)             22,640          (27,000) g            (237,573)
                                                        -----------         -----------         -----------         -----------

LOSS FROM CONTINUING OPERATIONS                         $  (994,537)        $   (60,904)        $   (27,000)        $(1,082,441)
                                                        ===========         ===========         ===========         ===========
LOSS FROM CONTINUING OPERATIONS
 PER COMMON SHARE, basic and diluted                    $     (0.49)        $     (0.01)                            $     (0.36)
                                                        ===========         ===========                             ===========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                2,025,342           4,979,959                               3,001,805 e
                                                        ===========         ===========                             ===========


        "Pro Forma Adjustments" to the unaudited combined condensed balance sheet and statements of operations are as follows:

(a) Reflects reverse stock split in 5.1:1 ratio, reducing shares issued from 5,400,116 to 1,058,846, as follows:
           Liabilities and stockholders' deficit:
             Reduction of par value for stock split                     (43,413)
             Increase to additional paid-in capital                      43,413

(b) Reflects the issuance by K2 of 8.76 million shares of K2 common stock to FX, in exchange for 100% of the outstanding common stock of FX;

(c) Reflects the elimination of K2's historical accumulated deficit; the historical accumulated deficit of FX has been carried forward;

(d) Reflects an adjustment for the approximate cost of the merger.

(e) Pro forma weighted average number of common shares outstanding for the periods presented is computed as follows:

          For the three months ended March 31, 2003 -

          K2 historical weighted average shares outstanding         4,982,699
          Adjusted for pro forma 5.1:1 reverse split              Divided by 5.1
          K2 pro forma weighted average shares outstanding            977,000

          FX pro forma weighted average shares outstanding          8,760,000

          Pro forma combined weighted average shares outstanding    9,737,000

          For the year ended December 31, 2002 -

          K2 historical weighted average shares outstanding         4,979,959
          Adjusted for pro forma 5.1:1 reverse split              Divided by 5.1
          K2 pro forma weighted average shares outstanding            976,463

          FX pro forma weighted average shares outstanding          2,025,342

          Pro forma combined weighted average shares outstanding    3,001,805

(f) As more fully described in Note 7 to FX's financial statements, the historical balance sheet of FX reflects the effect of the November 2002 conversion of $350,000 of short-term debt (originally due in April and May of 2003), $200,000 by Hideo Matsuoka and $150,000 by Future Investment Co., a British Virgin Islands corporation controlled by Mr. Matsuoka, into 6.6 million shares of common stock of FX. The FX stock was distributed to Future Investment International LLC, a Delaware LLC and certain of its affiliates. Subsequent to the conversion and a related November 2002 transaction with preexisting FX stockholders, these shareholders own approximately 75% of FX.

    The conversion price of approximately $0.05 per share was a product of the terms of the proposed merger with K2, designed to provide the new shareholders predetermined and majority ownership in the common stock of K2. As a result, FX's management believes that the approximate $0.05 conversion per share conversion price to be representative of fair value of FX's common stock. Accordingly, the transaction was accounted for as an even exchange of value with no gain or loss recognition. Further, given FX's deteriorated financial condition, among other reasons, FX management believed that the approximate $0.05 per FX share price was a better indicator of current fair value of FX commons stock than prior FX common stock sales or recently published market values of K2 common stock which is illiquid and thinly and sporadically traded.

(g) Reflects an adjustment to account for the beneficial conversion feature of certain FX debt, as more fully described in Note 2 (a) to FX's financial statements.

K2 DIGITAL INC., CONSOLIDATED FINANCIAL STATEMENTS

         K2's consolidated financial statements for the last two fiscal years are incorporated by reference to K2's annual report on form 10-KSB filed on April 15, 2003. K-2's consolidated financial statements for the three months ended March 31, 2003 are also incorporated by reference to K-2's Quarterly Report on Form 10 QSB filed on May 15, 2003. These reports may be located at ww.sec.gov/Archives/edgar/data/1009624/000112528202001884/
0001125282-02-001884.txt.

FUTUREXMEDIA, INC. FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
FutureXmedia, Inc.
(Formerly First Step Distribution Network, Inc., successor to First Step Consulting, LLC)

We have audited the accompanying balance sheet of FutureXmedia, Inc. ("FX") (Formerly First Step Distribution Network, Inc., successor to First Step Consulting, LLC) as of December 31, 2002, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of FX's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FutureXmedia, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that FX will continue as a going concern. As discussed in Note 6 to the financial statements, FX has incurred operating losses since inception and, as of December 31, 2002, had significant working capital and stockholders' deficiencies and no cash. These conditions raise substantial doubt about FX's ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         /s/ ROTHSTEIN, KASS & COMPANY, P.C.



Beverly Hills, California
May 2, 2003

FUTUREXMEDIA, INC.
(Formerly First Step Distribution Network, Inc., successor to First Step Consulting, LLC)

BALANCE SHEET

--------------------------------------------------------------------------------

March 31, 2003
--------------------------------------------------------------------------------

                                                       March 31,
                                                          2003                 December 31,
                                                      (unaudited)                  2002
                                                   -------------------     ------------------
ASSETS

CURRENT ASSETS
  Deferred costs                                   $          125,235      $         125,235
  Interest receivable - stockholder                                                    4,307
                                                   -------------------     ------------------
     Total current assets                                     125,235                129,542

PROPERTY AND EQUIPMENT, net                                    18,510                 19,261

OTHER ASSETS, investments                                      26,500                 26,500
                                                   -------------------     ------------------

                                                   $          170,245      $         175,303
                                                   ===================     ==================

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable and accrued expenses            $         126,855       $         140,391
  Payroll taxes payable                                       16,308                  16,308
  Notes payable                                              265,000                 285,000
  Other advances                                              55,126
                                                   -------------------     ------------------
         Total current liabilities                           463,289                441,699
                                                   -------------------     ------------------
STOCKHOLDERS' DEFICIT
  Common stock, no par value;
   25,000,000 shares authorized;
   8,760,000 shares issued and outstanding                   707,700                707,700
  Additional paid-in capital                                 136,316                136,316
  Accumulated deficit                                     (1,137,060)            (1,110,412)
                                                   -------------------     ------------------
         Total stockholders' deficit                        (293,044)              (266,396)
                                                   -------------------     ------------------
                                                   $         170,245       $        175,303
                                                   ===================     ==================

                See accompanying notes to financial statements.

FUTUREXMEDIA, INC.
(Formerly First Step Distribution Network, Inc., successor to First Step Consulting, LLC)

STATEMENT OF OPERATIONS

March 31, 2003

--------------------------------------------------------------------------------

                                                                THREE MONTHS     THREE MONTHS         YEAR           YEAR
                                                                    ENDED           ENDED             ENDED          ENDED
                                                                  MARCH 31,       MARCH 31,         DECEMBER       DECEMBER
                                                                    2003            2002            31, 2002       31, 2001
                                                                 (UNAUDITED)    (UNAUDITED)
                                                                ------------    -----------      ------------    ------------
CONSULTING REVENUE                                              $        --     $         --     $         --    $    242,321

OPERATING EXPENSES                                                   20,341          161,078          761,324         331,645
                                                                -----------     ------------     ------------    ------------
LOSS FROM OPERATIONS                                                (20,341)        (161,078)        (761,324)        (89,324)
                                                                ------------    ------------     ------------    ------------
OTHER INCOME (EXPENSE)
  Interest income                                                                      2,782            5,956           3,655
  Interest expense                                                   (6,307)         (33,563)        (132,354)        (23,491)
  Impairment of investment                                                                           (106,815)
                                                                ------------    ------------     ------------    ------------
                                                                     (6,307)         (30,781)        (233,213)        (19,836)
                                                                ------------    ------------     ------------    ------------
NET LOSS                                                            (26,648)        (191,859)        (994,537)       (109,160)
                                                                ============     ===========     ============    ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
basic and diluted                                                 8,760,000          905,000        2,025,342         881,250
                                                                ------------    ------------     ------------    ------------
LOSS PER COMMON SHARE, basic and diluted                        $        --     $      (0.21)    $      (0.49)   $      (0.12)
                                                                ============     ===========     ============    ============

                See accompanying notes to financial statements.

FUTUREXMEDIA, INC.
(Formerly First Step Distribution Network, Inc., successor to First Step onsulting, LLC)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

-------------------------------------------------------------------------------

YEARS ENDED MARCH 31, 2003

-------------------------------------------------------------------------------

                                                   COMMON STOCK
                                            --------------------------
                                                                                          ADDITIONAL
                                                                                            PAID-IN     ACCUMULATED
                                                SHARES        AMOUNT        CAPITAL         DEFICIT        TOTAL
                                            -----------    -----------   ------------    -----------    -----------

BALANCES, January 1, 2001                       850,000    $     8,750    $        --    $    (6,715)   $     2,035

ISSUANCE OF COMMON STOCK                         50,000        100,000                                      100,000

ISSUANCE OF OPTIONS                                                            56,658                        56,658

NET LOSS                                                                                    (109,160)      (109,160)
                                            -----------    -----------   ------------    -----------    -----------

BALANCES, December 31, 2001                     900,000        108,750         56,658       (115,875)        49,533

ISSUANCE OF COMMON STOCK                         50,000         50,000                                       50,000

ISSUANCE OF COMMON STOCK IN CONSIDERATION
OF SERVICES RENDERED                             75,000         50,000                                       50,000

ISSUANCE OF COMMON STOCK AND OPTIONS
PURSUANT TO NOVEMBER 2002 AGREEMENTS          7,735,000        498,950         32,000                       530,950

ISSUANCE OF OPTIONS                                                            47,658                        47,658

NET LOSS                                                                                    (994,537)      (994,537)
                                            -----------    -----------   ------------    -----------    -----------

BALANCES, December 31, 2002                   8,760,000        707,700        136,316     (1,110,412)      (266,396)

NET LOSS (unaudited)                                                                         (26,648)       (26,648)
                                            -----------    -----------   ------------    -----------    -----------

BALANCES, March 31, 2003 (unaudited)          8,760,000    $   707,700   $    136,316    $(1,137,060)   $  (293,044)
                                            ===========    ===========   ===========     ===========    ===========

                See accompanying notes to financial statements.

FUTUREXMEDIA, INC.
(Formerly First Step Distribution Network, Inc., successor to First Step Consulting, LLC)

STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------

YEARS ENDED MARCH 31, 2003

-------------------------------------------------------------------------------

                                                          THREE MONTHS     THREE MONTHS        YEAR             YEAR
                                                              ENDED           ENDED            ENDED            ENDED
                                                            MARCH 31,        MARCH 31,       DECEMBER 31,     DECEMBER 31,
                                                              2003             2002             2002             2001
                                                           (unaudited)      (unaudited)
                                                           -----------      -----------      ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $ (26,648)      $(191,859)      $(994,537)      $(109,160)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
   Impairment of investment                                                                    106,815
   Noncash compensation                                                                        167,320
   Noncash interest                                                             26,899          84,873          19,443
   Depreciation and amortization                                   751                          12,715
   Other                                                         4,307
   Increase (decrease) in cash attributable to changes
    in operating assets and liabilities:
    Accounts receivable                                                                                          3,463
    Due from stockholder                                                       (16,934)          5,717          (4,105)
    Interest receivable - stockholders                                          (2,782)           (652)         (3,655)
    Other                                                                       (1,500)
    Cash overdraft                                                                (918)           (918)            918
    Due to stockholder                                                                                          14,602
    Accounts payable and accrued expenses                      (13,536)         24,249          72,787          24,230
    Payroll taxes payable                                                                       16,308

    Customer advances                                                                           (4,000)          4,000
                                                           -----------      ----------       ---------       ---------
NET CASH USED IN OPERATING ACTIVITIES                          (35,126)       (162,845)       (533,572)        (50,264)
                                                           -----------      ----------       ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of investment                                                                       (80,000)
  Loans to stockholders                                                                                       (165,570)
  Repayments of loans receivable-stockholders                                                  111,648
  Purchases of property and equipment                                           (7,905)        (31,976)
                                                           -----------      ----------       ---------       ---------
NET CASH USED IN INVESTING ACTIVITIES                                           (7,905)           (328)       (165,570)
                                                           -----------      ----------       ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                        50,000          50,000         100,000
  Net proceeds from notes payable and options and advances                     135,000         571,135         115,000
  Payment of note payable                                      (20,000)                        (87,235)
  Payment of deferred costs
  Other advances                                                55,126
                                                           -----------      ----------       ---------       ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                       35,126         185,000         533,900         215,000
                                                           -----------      ----------       ---------       ---------
NET INCREASE (DECREASE) IN CASH                                                 14,250                            (834)

CASH, beginning of period                                                                                         (834)
                                                           -----------      ----------       ---------       ---------
CASH, end of period                                          $      --       $  14,250       $      --       $      --
                                                           ===========      ==========       =========       =========
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:

CASH PAID FOR INTEREST                                       $   5,833       $      --       $      --       $      --
                                                           ===========      ==========       =========       =========
NONCASH INVESTING AND FINANCING ACTIVITIES
  Investment purchased through debt financing                $      --       $      --       $  51,815       $      --
                                                           ===========      ==========       =========       =========
  Loans receivable from stockholder offset against
  amounts due to stockholder                                 $      --       $      --       $  21,800       $      --
                                                           ===========      ==========       =========       =========
  Debt to equity conversion pursuant to November 2002
   agreements                                                $      --       $      --       $ 445,450       $      --
                                                           ===========      ==========       =========       =========

  Accrual of deferred costs                                  $      --       $      --       $  38,000       $      --
                                                           ===========      ==========       =========       =========

NOTES TO FINANCIAL STATEMENTS
(INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 IS UNAUDITED)


1. ORGANIZATION, NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

FutureXmedia, Inc. ("FX") (formerly First Step Distribution Network, Inc. ("FSDN"), successor to First Step Consulting, LLC ("FSC")) was incorporated as Inficom, Inc. on July 25, 2001. On December 24, 2001, the board of directors of Inficom, Inc. approved the merger of FSC into Inficom and changed FSC's name to FSDN. FSC was established on June 1, 2000 and ceased its existence on December 26, 2001. On December 6, 2002, FSDN changed its name to FutureXmedia, Inc.

On December 26, 2001, FSC contributed its net assets to FSDN in exchange for 900,000 shares of common stock in FSDN (a conversion rate of 9,000 shares of FSDN for each one percent membership interest in FSC). The contribution of FSC has been accounted for as a merger of entities under common control and has been recorded in a manner similar to a pooling of interests. The ownership of FSC prior to the contribution of the assets to FSDN was the same as the ownership of FSDN after the contribution of assets. The members of FSC, pursuant to the contribution of assets to FSDN, received stock ownership of FSDN in the same ratio as their ownership in FSC. The primary reason for the contribution of assets for FSDN was to operate as a corporation.

Nature of Operations

FX was initially formed to establish an original equipment manufacturer sales and marketing business within the software and hardware personal computer industry. FX's new business strategy is to bring electronic gaming products to market through the use of innovative technologies and channels.

Basis of Presentation

The accompanying financial statements have been restated to include the accounts of previously separate entities which have been combined. Additionally, certain amounts in the 2001 financial statements have been reclassified to conform to the 2002 presentation.

Property and Equipment

Property and equipment is stated at cost. FX provides for depreciation on equipment using the straight-line method over the estimated useful life, ranging from 5 to 7 years. Leasehold improvements were initially amortized over 3 years, which was the estimated term of the lease. The lease term was reduced and the amortization accelerated to the actual lease term.

NOTES TO FINANCIAL STATEMENTS
(INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 IS UNAUDITED)

1. ORGANIZATION, NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (continued)

Property and equipment consists of the following:

                                      MARCH 31, 2003           DECEMBER 31,
                                        (UNAUDITED)                2002
                                     ------------------      ------------------

Computer equipment                $             11,109     $            11,109
Other equipment                                  9,911                   9,911
                                  ---------------------    --------------------

                                                21,020                  21,020

Less accumulated depreciation                    2,510                   1,759
                                  ---------------------    --------------------

                                  $             18,510     $            19,261
                                  ====================     ====================

Investments

In July 2002, FX purchased shares (less than 2%) in a privately-held Korean company, SKY Ghem TV, a cable television station that broadcasts games, for approximately $132,000. The investment is being accounted for on the cost method. During the 4th quarter of 2002, FX recognized an approximate $107,000 impairment charge in connection with this investment as a result of a negative change in the financial position of SKY Ghem TV and a determination that the current fair value of the stock was significantly below the cost.

During 2000, FX received shares (less than 1%) in a closely-held unrelated company in consideration for services provided. Since the shares are not readily marketable, the board of directors initially valued the investment at $1,500, the estimated value of services rendered. Thereafter, the investment is being accounted for on the cost method.

Revenue Recognition

FX recognizes revenue when it is earned, based on the terms of each customer contract.

Fair Value of Financial Instruments

Financial instruments held by FX include accounts payable, accrued expenses and notes payable. The values of accounts payable and accrued expenses are considered to be representative of fair values because of the short maturity of these instruments. The fair value of the notes payable approximates book value primarily because the contractual interest rates approximate prevailing market rates.

Loss per Common Share

Loss per common share is computed based on the weighted average number of common shares outstanding.

FX complies with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per share excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average common shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted to common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. FX has no securities or other contracts to issue its own common stock.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results may differ from those estimates.

Income Taxes

FX complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial reporting of income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements

During 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Cost Associated with Exit or Disposal Activities" and No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure".

SFAS No. 146, which addresses financial accounting and reporting for costs associated with exit or disposal activities, did not have a significant impact on FX's financial position, results of operation or cash flows.

SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to fair value method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Although FX utilizes K2 stock-based compensation practices (if the transaction with K2 is consummated - see Note 5), FX does not currently maintain stock-based employee compensation plans.

2.       NOTES PAYABLE AND OTHER ADVANCES

NOTES PAYABLE

At March 31, 2003 (unaudited) and December 31, 2002, notes payable consist of the following:

                                                                                                    MARCH 31,            DECEMBER
                                                                                                       2003              31, 2002
                                                                                                   (UNAUDITED)
                                                                                                 -------------          -----------
Note payable - Brian C. Lysaght, interest at 5% per annum, due November 6, 2002 (a)            $     100,000           $   100,000

Note payable - James Quigley, due February 5, 2002, loan fee of $2,000 and interest
at 13% per annum after due date (b)                                                                  15,000                15,000

Note payable - John Keller, due February 5, 2002, loan fee of $2,000 and interest
at 13% per annum after due date (e)                                                                  20,000                20,000

Note payable - John Keller, due June 10, 2002, loan fee of $2,000 and interest at
13% per annum after due date (e)                                                                     20,000                20,000

Note payable - Daniel Keller, due February 5, 2002, loan fee of $1,000 and interest
at 13% per annum after due date (b)                                                                  10,000                10,000

Note payable - Don Sweda, interest at 10% per annum, due June 10, 2002 (c)                           10,000                10,000

Note payable - Neil Malow, interest at 10% per annum, due June 8, 2002 (b)                           10,000                10,000

Note payable - Stephen Zuckerman, interest at 10% per annum,
due September 30, 2002 (d)                                                                           80,000                100,000
                                                                                                 -------------          -----------
                                                                                               $    265,000            $   285,000
                                                                                                 =============          ===========




(a) The Lysaght note, amended pursuant to a February 2002 Revised Term Sheet and Agreement ("RTSA"), is convertible into shares of K2 (if the transaction with K2 is consummated) (see Note 5) at a conversion rate of the lesser of (a) $0.0375 per share or (b) 80% of the lowest bid price of K2 during the 20 trading days prior to such conversion, subject to limitations as defined in the RTSA. The difference between the conversion price and the fair market price will be evaluated pursuant to the provisions of EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios". If the proposed merger with K2 is consummated, FX anticipates the beneficial conversion feature will not exceed the amounts of the proceeds, less previous discount (see next paragraph), or approximately $27,000. The fair market value of K2's common stock at the date of issuance was approximately $.03 per share.

       In connection with the issuance of this note, FX issued options to purchase shares of K2 (if the transaction with K2 is consummated) (see
       Note 5). FX has allocated $73,316 as of December 31, 2002 as the estimated value of the options issued with the note. The amount was amortized as additional interest expense with a corresponding increase to notes payable over the life of the note using the effective interest method. At December 31, 2002, the entire amount has been fully amortized.

(b) These notes included a provision to issue the note holders an aggregate of 35,000 shares of common stock of K2 (if the transaction with K2 is consummated) (see Note 5). FX has accounted for this provision as options with a cashless exercise price. Accordingly, FX has allocated $25,000 as of December 31, 2002 as the estimated value of the cashless options issued with these notes. These amounts were amortized as additional interest expense with a corresponding increase to notes payable over the lives of the respective notes using the effective interest method. At December 31, 2002, the entire amount has been fully amortized.

       Pursuant to the Supplemental November 2002 Agreement (see Note 7), these noteholders will receive 60,000 shares of K2 (if the transaction with K2 is consummated) (see Note 5). This provision supersedes the 35,000 share provision detailed in the preceding paragraph.

(c) This note included a provision to issue the note holder an aggregate of 7,500 shares of common stock of FX. FX has accounted for this provision as an option with a cashless exercise price. Accordingly, FX has allocated $6,000 as the estimated value of the cashless option issued with this note as of December 31, 2002. This amount was amortized as additional interest expense with a corresponding increase to notes payable over the life of the note using the effective interest method. The estimated value of the cashless option has been fully amortized as of December 31, 2002.

       Pursuant to the Supplemental November 2002 Agreement (see Note 7), this noteholder will receive 10,000 shares of K2 (if the transaction with K2 is consummated) (see Note 5). This provision supersedes the 7,500 share provision detailed in the preceding paragraph.

(d) This note is personally guaranteed by Hideo Matsuoka, majority stockholder of FX, and Robert Millet, chief operating officer of FX. The note also provides for an increased interest rate of 13% per annum, after the stated maturity date, if the note is not repaid in full (see Note 8).

(e) Pursuant to the Supplemental November 2002 Agreement (see Note 7), this noteholder will receive 40,000 shares of K2 (if the transaction with K2 is consummated) (see Note 5).

       All notes payable as of December 31, 2002, which have become due and have not been paid, have been verbally extended by the lenders up to the date of completion of the proposed merger, excluding the Zuckerman note (see
       Note 8).

Other Advances

During the year ended December 31, 2002, FX received $60,000 in consideration of 120,000 shares to be issued in K2 (see Note 5). In November 2002, the $60,000 was converted into 120,000 shares of FX's common stock (see Note 7).

At March 31, 2003 (unaudited), other advances of $55,126 represent amounts advanced by stockholders to reduce a note payable and pay other operating costs. The advances are non-interest bearing and due on demand.

3.   INCOME TAXES

As of March 31, 2003 (unaudited) and December 31, 2002, FX has a net operating loss carryforward totaling approximately $1,137,000 and $1,110,000 respectively to offset taxable income in future years through 2023 and 2022, respectively (Federal) and 2013 and 2012 respectively (California). At March 31, 2003 (unaudited) and December 31, 2002, the net operating loss carryforward resulted in an estimated $352,000 and $344,000, respectively, of Federal deferred tax assets, and $101,000 and $98,000, respectively, of State deferred tax assets. A full valuation allowance has been established for these deferred tax assets. Primarily as a result of the November 2002 Agreement (see Note 7), FX experienced a significant change in ownership and consistent with Internal Revenue Code Section 382, FX will be unable to use a majority of the net operating loss carryforwards.

4.   RELATED PARTY TRANSACTIONS

During the year ended December 31, 2001, two of the stockholders of FX, in connection with their tax planning strategies in light of FSC's contribution of net assets to FX (see Note 1), borrowed funds from FX aggregating $165,570. These notes, which accrued interest at 6.5% per annum due annually, were due, together with unpaid interest, in December 2006. However, during the year ended December 31, 2002, the stockholders repaid approximately $134,000 (including offsetting approximately $22,000 of amounts due one of the stockholders) and approximately $32,000 was expensed for services rendered, leaving a receivable balance at December 31, 2002 of $0. In each of the years ended December 31, 2002 and 2001, interest income on these notes was approximately $4,000.

FX rented office space from a stockholder on a month-to-month basis through May 2002. Payments for rent for the three-month periods ended March 31, 2003 and 2002 (unaudited) and the years ended December 31, 2002 and 2001 were $0, $6,000, $60,000 and $34,000 respectively.

5.   PROPOSED MERGER

FX entered into an agreement as of January 15, 2002 for a proposed merger with K2 Digital, Inc. ("K2") whereby FX will merge with and into First Step Acquisition Corp., a wholly-owned subsidiary of K2, with FX being the Surviving Corporation and existing as a wholly-owned subsidiary of K2. Under the terms of the agreement, the outstanding common shares of FX will be converted into common shares of K2 under an exchange ratio that will result in the former stockholders of FX holding approximately 90% or 8.76 million of the outstanding shares of K2 immediately after the effective time of the merger. As of March 31, 2003 (unaudited) and December 31, 2002, FX has capitalized approximately $125,000 related to the proposed merger. If the merger is not successful, then the merger costs will be expensed. If the merger is successful then the merger costs will be charged against equity.

6.   GOING CONCERN

Through March 31, 2003 (unaudited) and December 31, 2002, FX has incurred losses aggregating approximately $1.1 million since inception.

At March 31, 2003 (unaudited) and December 31, 2002, FX had a working capital deficiency of approximately $338,000 and $312,000 respectively, a stockholders' deficiency of approximately $293,000 and $266,000, respectively, and no cash. Further, for the three months ended March 31, 2003 (unaudited) and for the year ended December 31, 2002, FX generated no revenues. These factors, among others, indicate that there is substantial doubt about FX's ability to continue as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classifications of assets and liabilities which could result should FX be unable to continue as a going concern.

Management's plans include a proposed merger with a publicly traded "shell" company which would result in FX's assets and liabilities being assumed by that entity (see Note 5). Management believes that such a merger will allow FX to have broader access to capital and to effectuate strategic business combinations or arrangements using the publicly traded company's securities as the medium of exchange. If FX is unsuccessful in completing the proposed merger, management's alternative plan includes a further search for a similar business combination or strategic alliance. There is no assurance that this transaction, or management's alternative plan, will be realized.

7.   STOCKHOLDERS' EQUITY (DEFICIT)

The November 2002 Agreements

In November 2002, FX entered into an agreement ("the November 2002 Agreement") with Hideo Matsuoka and Future Investment Co. ("FIC"), a British Virgin Islands corporation controlled by Hideo Matsuoka. The November 2002 Agreement provides for the conversion of $350,000 of debt, $200,000 by Hideo Matsuoka and $150,000 by FIC, into 6,600,000 shares of common stock of FX ("the 6.6 Million Share Conversion").

The conversion price of approximately $0.05 per FX share is a product of the terms of the proposed merger with K2, which is designed to provide Hideo Matsuoka a predetermined and majority ownership in the common stock of K2. Given FX's deteriorated financial condition, among other reasons, FX management believes that the approximate $0.05 per FX share price is a better indicator of current fair value than prior common stock sales. The FX stock was distributed in the name of 18 different individuals and trusts. Related accrued interest and debt due preexisting FX stockholders, aggregating approximately $35,000, was also converted to equity.

In addition to the 6.6 Million Share Conversion and pursuant to an agreement related to the November 2002 Agreement ("the Supplemental November 2002 Agreement"), 1,015,000 shares of FX's common stock, valued at approximately $53,500 (or approximately $0.05 per share, consistent with the 6.6 Million Share Conversion), were issued to preexisting FX stockholders as compensation.

The Supplemental November 2002 Agreement also designates 120,000 shares of FX's common stock to parties who had previously advanced FX $60,000 (see Note 2, Other Advances). Further, the Supplemental November 2002 Agreement (i) clarifies (and modifies) the terms of convertible debt and options issued under previous agreements (see Note 2), (ii) grants an additional 365,000 shares in K2 (if the transaction with K2 is consummated) and (iii) grants options to purchase an additional 255,000 shares in K2 in prices ranging from $0.01 to $1.00 per share. FX has valued the preceding grants at approximately $33,000 (or approximately $0.05 per share, consistent with the 6.6 Million Share Conversion).

Other equity activity

In each of the years ended December 31, 2002 and 2001, FX issued 50,000 shares of its common stock for proceeds of $50,000 in 2002 and $100,000 in 2001. During the year ended December 31, 2002, FX issued 75,000 shares of its common stock to a vendor for services rendered.

See Note 2 for discussion of options to purchase shares of K2, issued in connection with certain notes payable, valued at approximately $104,000.

8.   LEGAL MATTERS

On March 27, 2003, Stephen Zuckerman, a note holder (see Note 2), filed a cause of action in the Los Angeles Supreme Court demanding full payment of the remaining unpaid principal and interest amounting to $80,472, computed as of March 18, 2003. Prior to filing the cause of actions Mr. Zuckerman was paid $20,000 by FX stockholders on behalf of FX. Subsequent to filing the cause of action, Mr. Zuckerman was paid an additional $25,000 by FX stockholders on behalf of FX.

9.   SUBSEQUENT EVENTS (UNAUDITED)

Subsequent to March 31, 2003, FX stockholders advanced FX approximately $40,000 for working capital and other purposes (see Note 8).

                       WHERE YOU CAN FIND MORE INFORMATION

         K2 files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. K2 stockholders may read and copy any reports, statements or other information that K2 files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The Securities and Exchange Commission allows K2 to "incorporate by reference" information into this Information Statement, which means that K2 can disclose important information to its stockholders by referring them to another document filed separately with the Securities and Exchange Commission. As a result some of the important business and financial information relating to K2 that you may want to consider on deciding how to vote is not included in this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information in this Information Statement. This Information Statement incorporates by reference the documents set forth below that K2 has previously filed with the Securities and Exchange Commission. These documents contain important information that you should read about K2 and its finances.

K2 SECURITIES AND EXCHANGE COMMISSION FILINGS (FILE NO. 000-1-11873)


        SEC FILING                                                     PERIOD
Annual Report on Form 10-KSB                            Fiscal year ended December 31, 2002; Filed on April
                                                        15, 2003
Quarterly Report on Form 10Q-SB                         Quarter ended March 31, 2003; Filed on May 15,
                                                        2003
Amendment to Quarterly Report on                        Quarter ended September 30, 2002; Filed on
Form 10-QSB/A                                           November 20, 2002
Quarterly Report on Form 10-QSB                         Quarter ended September 30, 2002; Filed on
                                                        November 19, 2002
Quarterly Report on Form 10-QSB                         Quarter ended June 30, 2002; Filed on August 19,
                                                        2002
Amendment to Quarterly Report on Form                   Quarter ended March 31, 2002; Filed on June 28,
10-QSB/A                                                2002
Amendment to Annual Report on Form                      Fiscal year ended December 31, 2001; filed on May
10KSB/A                                                 31, 2002
Quarterly Report on Form 10-QSB                         Quarter ended March 31, 2002; Filed on May 20,
                                                        2002
Annual Report on Form 10-KSB/A                          Fiscal year ended December 31, 2001; filed on April


                                                        16, 2002
Current Report on Form 8-K                              Filed on April 16, 2002
Current Report on Form 8-K                              Filed on January 17, 2002
Registration Statement on Form 8-A                      Filed on June 26, 1996


         You may request a copy of the K2 documents described above, which will be provided at no cost, by contacting K2 Digital, Inc. 770 Lexington Avenue, Sixth Floor New York, New York 10021, (212) 935-6000; Attention: Gary Brown. A copy of the most current Annual Report, for the year ended December 31, 2002, is being mailed with this Information Statement.

         K2 is also incorporating by reference additional documents that it may file with the Securities and Exchange Commission between the date of this Information Statement and the date of the special meeting of K2 stockholders.

         K2 has supplied all information contained in this Information Statement relating to K2, and FX has supplied all information contained in this Information Statement relating to itself.

         FX is a private company. Information concerning FX, including copies of all financial statements and documents referred to in this Information Statement are available, upon request, by contacting FutureXmedia, Inc., 100 North Crescent Drive, Suite 111, Beverly Hills, California 90210 (310) 777-3177;
Attention: Elliot Cody.

You should rely only on the information contained in this Information Statement to vote on the proposal(s) to be considered. Neither FX nor K2 has authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than July, 2003, and the mailing of the Information Statement to you shall not create any implication to the contrary.

                                     ANNEXES

         Annex A: Section 262 of the Delaware General Corporation Law

                                     ANNEX A

                                K2 DIGITAL, INC.

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SS. 262. APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand.

     A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest that the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties, as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.


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